                                                                    EXHIBIT 2.10

                               PURCHASE AGREEMENT


                            dated as of May 21, 1999



                                      among

                      BLACKSTONE TWF CAPITAL PARTNERS, L.P.
                     BLACKSTONE TWF CAPITAL PARTNERS A L.P.
                     BLACKSTONE TWF CAPITAL PARTNERS B L.P.
               BLACKSTONE TWF FAMILY INVESTMENT PARTNERSHIP, L.P.
                                 RCF CARRY, LLC
                         FANCH MANAGEMENT PARTNERS, INC.
                           PBW CARRIED INTEREST, INC.
                          RCF INDIANA MANAGEMENT CORP.
                       THE ROBERT C. FANCH REVOCABLE TRUST
                                 A. DEAN WANDRY
                                THOMAS W. BINNING
                                   JACK POTTLE
                    SDG/MICHIGAN COMMUNICATIONS JOINT VENTURE
                      FANCH-JV2 MASTER LIMITED PARTNERSHIP,
              COONEY CABLE ASSOCIATES OF OHIO, LIMITED PARTNERSHIP,
                   MARK TWAIN CABLEVISION LIMITED PARTNERSHIP,
                         NORTH TEXAS CABLEVISION, LTD.,
                 POST CABLEVISION OF TEXAS, LIMITED PARTNERSHIP,
                       SPRING GREEN COMMUNICATIONS, L.P.,
                   FANCH-NARRAGANSETT CSI LIMITED PARTNERSHIP,
                                       and
                 FANCH CABLEVISION OF KANSAS GENERAL PARTNERSHIP

                                   ("Sellers")

                                       and


                          CHARTER COMMUNICATIONS, INC.
                                    ("Buyer")
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                                TABLE OF CONTENTS



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ARTICLE I.    CERTAIN DEFINITIONS........................................................................3

ARTICLE II.           PURCHASE AND SALE.................................................................14

     Section 2.1      Covenant of Purchase and Sale; Stock and Assets. .................................14

     Section 2.2      Excluded Assets...................................................................16

     Section 2.3      Assumed and Retained Obligations and Liabilities..................................17

     Section 2.4      Purchase Price....................................................................19

     Section 2.5      Indemnity Escrow..................................................................22

     Section 2.6      Current Items Amount..............................................................22

     Section 2.7      Subscriber Adjustment ............................................................24

     Section 2.8      Closing Adjustments...............................................................25

ARTICLE III.          RELATED MATTERS...................................................................26

     Section 3.1      HSR Act Compliance................................................................26

     Section 3.2      Bulk Sales........................................................................26

     Section 3.3      Use of Names and Logos............................................................26

     Section 3.4      Transfer Taxes....................................................................27

     Section 3.5      Sellers' Obligations Several and Not Joint........................................27

     Section 3.6      CSI's Interest In FNCSI...........................................................27
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ARTICLE IV.           BUYER'S REPRESENTATIONS AND WARRANTIES............................................28

     Section 4.1      Organization of Buyer.............................................................28

     Section 4.2      Authority.........................................................................28

     Section 4.3      No Conflict; Required Consents....................................................28

     Section 4.4      Litigation........................................................................29

     Section 4.5      Finders and Brokers...............................................................29

     Section 4.6      Financial Statements..............................................................29

     Section 4.7      Full Access.......................................................................29

ARTICLE V.            SELLERS' REPRESENTATIONS AND WARRANTIES...........................................30

     Section 5.1      Organization and Qualification of Sellers.........................................30

     Section 5.2      Power; Capacity; Authority; No Conflict...........................................30

     Section 5.3      Consents..........................................................................31

     Section 5.4      Title to Assets...................................................................32

     Section 5.5      Controlled Entity Assets..........................................................33

     Section 5.6      Franchises, Licenses and Contracts................................................33

     Section 5.7      Real Property.....................................................................33

     Section 5.8      Equipment.........................................................................34

     Section 5.9      Employee Benefits; Employees......................................................34

     Section 5.10     Litigation........................................................................35
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     Section 5.11     Taxes.............................................................................36

     Section 5.12     Legal Compliance..................................................................37

     Section 5.13     Systems Information...............................................................38

     Section 5.14     Environmental.....................................................................38

     Section 5.15     Financial Information.............................................................39

     Section 5.16     Capacity Licenses; Affiliate Transactions.........................................39

     Section 5.17     Bonds.............................................................................39

     Section 5.18     Finders; Brokers and Advisors.....................................................40

     Section 5.19     Intentionally Blank...............................................................40

     Section 5.20     Billing Systems...................................................................40

     Section 5.21     Overbuilds........................................................................40

     Section 5.22     Social Contract...................................................................40

     Section 5.23     Year 2000.........................................................................41

     Section 5.24     Cure..............................................................................41

ARTICLE VI.           COVENANTS.........................................................................41

     Section 6.1      Certain Affirmative Covenants of Sellers Regarding the Systems....................41

     Section 6.2      Certain Negative Covenants of Sellers.............................................43

     Section 6.3      Employee Matters..................................................................44
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     Section 6.4      Confidentiality...................................................................46

     Section 6.5      Notification of Certain Matters...................................................47

     Section 6.6      Commercially Reasonable Efforts...................................................47

     Section 6.7      Consents..........................................................................47

     Section 6.8      Risk of Loss; Condemnation........................................................49

     Section 6.9      Pending Acquisitions..............................................................49

     Section 6.10     Repayment of Indebtedness of Controlled Entities..................................50

     Section 6.11     Year 2000 Matters.................................................................50

     Section 6.12     Tax Matters.......................................................................51

ARTICLE VII.          CONDITIONS PRECEDENT..............................................................53

     Section 7.1      Conditions to Buyer's Obligations.................................................53

     Section 7.2      Conditions to Sellers' Obligations................................................55

     Section 7.3      Non-Assignment....................................................................57

ARTICLE VIII.         CLOSING...........................................................................58

     Section 8.1      Closing; Time and Place...........................................................58

     Section 8.2      Sellers' Deliveries...............................................................58

     Section 8.3      Buyer's Deliveries................................................................60

ARTICLE IX.           TERMINATION.......................................................................61

     Section 9.1      Termination Events................................................................61
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     Section 9.2      Effect of Termination.............................................................62

ARTICLE X.            REMEDIES IN THE EVENT OF
                      DEFAULT PRIOR TO CLOSING..........................................................62

     Section 10.1     Default by Buyer..................................................................62

     Section 10.2     Default by Sellers................................................................62

     Section 10.3     Specific Performance..............................................................63

ARTICLE XI.           INDEMNIFICATION...................................................................63

     Section 11.1     Indemnification by Sellers........................................................63

     Section 11.2     Indemnification by Buyer..........................................................64

     Section 11.3     Indemnified Third Party Claim.....................................................64

     Section 11.4     Determination of Indemnification Amounts and Related Matters......................65

     Section 11.5     Time and Manner of Certain Claims.................................................66

     Section 11.6     Limitation on Indemnification.....................................................66

ARTICLE XII.          MISCELLANEOUS.....................................................................67

     Section 12.1     Expenses..........................................................................67

     Section 12.2     Waivers...........................................................................67

     Section 12.3     Notices...........................................................................67

     Section 12.4     Entire Agreement; Amendments......................................................69

     Section 12.5     Binding Effect; Benefits..........................................................69
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     Section 12.6     Headings, Schedules, and Exhibits.................................................70

     Section 12.7     Non-Recourse......................................................................70

     Section 12.8     Counterparts......................................................................70

     Section 12.9     Disclaimer of Warranty............................................................70

     Section 12.10    Publicity.........................................................................70

     Section 12.11    Governing Law.....................................................................71

     Section 12.12    Third Parties; Joint Ventures.....................................................71

     Section 12.13    Construction......................................................................71

     Section 12.14    Further Acts......................................................................71
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                             EXHIBITS and SCHEDULES

EXHIBITS:

A    -        Indemnity Escrow Agreement
B    -        Bill of Sale and Assignment
C    -        Assumption Agreement
D    -        Opinion of Sellers' Counsel
E    -        Opinion of Sellers' FCC Counsel
F    -        Opinion of Buyer's Counsel
G    -        CLEC Term Sheet

SCHEDULES:

1.0                Service Areas (showing separately CSI Service Areas and Asset
                   Sellers Service Areas
2.1(b)(i)          Vehicles
2.1(b)(ii)(I)      Owned Real Property
2.1(b)(ii)(II)     Leased Real Property
2.1(b)(iii)        Franchises
2.1(b)(iv)         Licenses
2.1(b)(v)          Contracts
2.2(b)(i)          High-speed Data Contracts
5.3                Required Consents
5.4                Liens
5.9                Employee Benefit Plans; Collective Bargaining Agreements
5.10               Litigation
5.11               Exceptions to Tax Compliance
5.13               System Information and Rate Regulation Information
5.15(a)            Recent Acquisitions/Divestitures
5.15(c)            Summary of 1999 Budget
5.16(a)            Affiliate Agreements
5.15(b)            Capacity Licenses
5.17               Bonds
5.20               Billing Systems
5.21               Overbuilds
5.22               Social Contract Compliance
6.2                Marketing Practices


The preceding schedules and exhibits have been omitted from this exhibit. The company agrees to provide copies of such schedules and exhibits to the commission upon request.

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 21, 1999, by and among BLACKSTONE TWF CAPITAL PARTNERS, L.P., a Delaware limited partnership; BLACKSTONE TWF CAPITAL PARTNERS A L.P., a Delaware limited partnership; BLACKSTONE TWF CAPITAL PARTNERS B L.P., a Delaware limited partnership; BLACKSTONE TWF FAMILY INVESTMENT PARTNERSHIP, L.P., a Delaware limited partnership (collectively "Blackstone"); RCF CARRY, LLC, a Colorado limited liability company; FANCH MANAGEMENT PARTNERS, INC., a Colorado corporation; PBW CARRIED INTEREST, INC., a Colorado corporation; RCF INDIANA MANAGEMENT CORP., a Colorado corporation; SDG/MICHIGAN COMMUNICATIONS JOINT VENTURE; THE ROBERT C. FANCH REVOCABLE TRUST, THOMAS W. BINNING, A. DEAN WANDRY and JACK POTTLE (collectively the "Fanch JV1 Partners" and together with Blackstone, the "FCILP Sellers"); FANCH-JV2 MASTER LIMITED PARTNERSHIP, a Delaware limited partnership ("Master"); COONEY CABLE ASSOCIATES OF OHIO, LIMITED PARTNERSHIP, a Delaware limited partnership ("Cooney"); MARK TWAIN CABLEVISION LIMITED PARTNERSHIP, a Missouri limited partnership ("Twain"); NORTH TEXAS CABLEVISION, LTD., a Texas limited partnership ("NTC"); POST CABLEVISION OF TEXAS, LIMITED PARTNERSHIP, a Texas limited partnership ("Post"); SPRING GREEN COMMUNICATIONS, L.P., a Delaware limited partnership ("Spring Green"); FANCH CABLEVISION OF KANSAS GENERAL PARTNERSHIP, a Rhode Island general partnership ("FKGP"); and FANCH-NARRAGANSETT CSI LIMITED PARTNERSHIP, a Delaware limited partnership ("FNCSI") (Cooney, Master, FCILP Sellers, Twain, NTC, Post, Spring Green, FKGP and FNCSI are sometimes referred to collectively herein as the "Sellers", and each of them is sometimes individually referred to as a "Seller"); and CHARTER COMMUNICATIONS, INC., a Delaware corporation ("Buyer").


                                    RECITALS

         (a) FKGP owns all of the outstanding capital stock (the "CSI Stock") of Cable Systems, Inc., a Kansas corporation ("CSI"). Cooney owns all of the capital stock (the "Tioga Stock") of Tioga Cable Company, Inc., a Pennsylvania corporation ("Tioga").

         (b) The FCILP Sellers own all of the partnership interests in Fanch Cablevision of Indiana, L.P., a Delaware limited partnership ("FCILP"). FCILP in turn owns all of the capital stock (the "Hornell Stock") of Hornell Television Service, Inc., a New York corporation ("Hornell"). FCILP also will own at Closing (or will have the right to acquire) all of the capital stock (the "ARH Stock") of ARH Ltd. ("ARH"). (The CSI Stock, the Hornell Stock, the Tioga Stock, and the ARH Stock is sometimes referred to herein collectively as the "Stock").

         (c) Prior to the Closing hereunder, pursuant to the Distribution Agreement dated the date hereof by and among TWFanch-one Co., a Delaware general partnership ("TWF1"), and its partners (the "TWF1 Distribution Agreement") TWF1 will distribute and/or sell to FCILP the ARH Stock (subject to Section 6.9(f) and will distribute and/or sell to FCILP and Hornell, cable television systems (the "TWF1 Systems") serving the communities listed on Schedule 1.0(c) under the heading "TWF1 Service Areas."

         (d) Prior to the Closing hereunder, TWFanch-two Co., a Delaware general partnership, ("TWF2") pursuant to an agreement dated the date hereof by and among TWF2 and its partners (the "TWF2 Distribution Agreement"), will distribute and/or sell to Cooney, Tioga and Master, the cable television systems (the "TWF2 Systems") serving the communities listed on Schedule 1.0 (d) under the heading "TWF2 Service Areas." All of the TWF2 Systems will be distributed to either Cooney, Master or Tioga.

         (e) NTC, Post, Spring Green, CSI, FNCSI and Twain on the date hereof own the cable television systems serving the communities listed on Schedule 1.0(e). The areas listed on Schedules 1.0(c), 1.0(d) and 1.0(e) are sometimes referred to collectively as the "Service Areas."

         (f) Cooney, Master, Twain, NTC, Post, Spring Green and FNCSI are sometimes herein referred to collectively as the "Asset Sellers"). CSI, Hornell, Tioga, ARH and FCILP are sometimes herein referred to collectively as the "Controlled Entities"). The Asset Sellers and the Controlled Entities are sometimes together referred to herein as the "Operating Entities."

         (g) FKGP has agreed to sell the CSI Stock to Buyer, and Buyer has agreed to acquire the CSI Stock from FKGP, upon the terms and conditions set forth in this Agreement.

         (h) Cooney has agreed to sell the Tioga Stock to Buyer, and Buyer has agreed to acquire the Tioga Stock from Cooney, upon the terms and conditions set forth in this Agreement.

         (i) The FCILP Sellers have agreed to sell the partnership interests in FCILP (the "FCILP Interests") to Buyer, and Buyer has agreed to acquire the FCILP Interests from the FCILP Sellers, upon the terms and conditions set forth in this Agreement.

         (j) Asset Sellers have agreed to convey to Buyer, and Buyer has agreed to purchase from Sellers, the Asset Sellers Assets (as hereinafter defined), other than the Asset Sellers Excluded Assets (as hereinafter defined), upon the terms and conditions set forth in this Agreement.


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                                   AGREEMENTS

         In consideration of the mutual covenants and promises set forth herein, Buyer and Sellers agree as follows:


                         ARTICLE I. CERTAIN DEFINITIONS

SECTION 1.1       DEFINITIONS

         As used in this Agreement, the following terms, whether in singular or plural forms, shall have the following meanings:

         "Accounts Receivable" shall mean all rights of the Operating Entities to payment for goods or services provided prior to the Adjustment Time (including, but not limited to, rights to payment for cable services provided to customers of the Systems, the sale of advertising, the leasing of channels, and other goods, services and rentals).

         "Adjustment Time" shall mean 12:01 a.m. on the Closing Date.

         "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         "Agreement" means this Purchase Agreement including all schedules and exhibits attached hereto, as may be amended from time to time.

         "Allocation" has the meaning set forth at Section 2.4(d).

         "ARH" means ARH, Ltd., a Colorado corporation.

         "ARH Price Factor" shall have the meaning set forth at Section 6.9.

         "ARH Purchase Agreement" shall mean the Stock Purchase Agreement dated May 12, 1999 between TWF1 and ARH, Ltd. ("ARH").

         "ARH Stock" shall have the meaning set forth at Section 6.9.

         "ARH Subscriber Number" means 17,656.


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         "ARH Systems" shall have the meaning set forth at Section 6.9.

         "Assets" means the Asset Sellers Assets and the Controlled Entity
Assets.

         "Asset Sellers" shall have the meaning set forth in the Recitals.

         "Asset Sellers Assets" has the meaning set forth at Section 2.1(b).

         "Asset Sellers Business" shall mean the business of owning, operating and maintaining the Asset Sellers Systems, including, but not limited to, the provision of cable television service by Asset Sellers to subscribers of the Asset Sellers Systems.

         "Asset Sellers Contracts" has the meaning set forth at Section
2.1(b)(v).

         "Asset Sellers Excluded Assets" has the meaning set forth at Section
2.2.

         "Asset Sellers Franchises" has the meaning set forth at Section 2.1(b)(iii).

         "Asset Sellers Licenses" has the meaning set forth at Section
2.1(b)(iv).

         "Asset Sellers Systems" shall mean the cable television systems now owned by Twain, Spring Green, NTC, Post and FNCSI, which serve the areas listed for such entities on Schedule 1.0(e); and the TWF2 Systems, other than those distributed to Tioga.

         "Assumed Obligations and Liabilities" has the meaning set forth at
Section 2.3(a).

         "Basic Cable" means the lowest level package of programming services that includes all retransmitted off-air broadcast signals and that must be purchased in order to subscribe to other levels of service.

         "Bill of Sale" means the Bill of Sale and Assignment in the form annexed hereto as Exhibit B.

         "Bulk Subscribers" shall mean, for each System, the quotient obtained by dividing (A) the aggregate dollar monthly amount billed for the calendar month immediately prior to the month in which Closing occurs to commercial accounts and to bulk accounts such as hotels, motels, hospitals, apartment houses, college dormitories and similar multiple dwelling units for which payment is made on a bulk basis on behalf of residents, students or guests for Basic Cable and, if applicable, Expanded Cable by (B) (i) the monthly rate for Basic Cable and if applicable, Expanded Cable in such System if the account receives Basic Cable and Expanded Cable, or (ii) the monthly rate for Basic

Cable in such System if the account receives only Basic Cable (excluding pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and other similar line-itemized charges). In making this calculation there shall be included only billings to commercial/bulk accounts that have paid in full at least one monthly bill for cable television service and has not more than ten dollars ($10.00) more than 65 days past due (excluding late fees and charges and amounts subject to a bona fide dispute).

         "Business" shall mean the business of operating the Systems.

         "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

         "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. Sections 151 et. seq., and all provisions of the Cable Communications Policy Act OF 1984, the Cable Television Consumer Protection and Competition Act of 1992, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, in each case as amended and in effect from time to time.

         "Capacity Licenses" shall mean the capacity license agreements, fiber optic agreements and similar agreements described on Schedule 5.16 by which an Operating Entity either licenses capacity or grants a right to use capacity on fibers to another Person, or by which an Operating Entity has the right to use fibers owned by another Person.

         "Capital Expenditure" means expenditures that would be characterized as capital expenditures under GAAP.

         "Closing" has the meaning given in Section 8.1.

         "Closing Date" has the meaning given in Section 8.1.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

         "Commercially Reasonable Efforts" shall mean such efforts as do not require the party to (i) undertake extraordinary or unreasonable measures, including, without limitation, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees or (ii) assume any material additional liability or make any material additional commitment.


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         "Consents" shall mean the consents, permits, approvals and authorizations of Governmental Authorities and other Persons necessary to transfer the Stock and Asset Sellers Assets to Buyer and to consummate the other transactions contemplated by this Agreement.

         "Contracts" shall have the meaning set forth at Section 2.1(b)(v).

         "Controlled Entities" has the meaning set forth in the Recitals.

         "Controlled Entity Business" shall mean the business of owning, operating and maintaining the Controlled Entity Systems, including the provision of cable television service by the Controlled Entity to subscribers of the Controlled Entity Systems.

         "Controlled Entity Credit Agreements" means (i) the Loan Agreement dated January 27, 1993 among Fleet National Bank, CSI and FNCSI, as amended, and the security agreements and other documents executed in connection therewith;
(ii) the Consulting Agreement dated January 12, 1988 between CSI and Eugene Smith, as amended by an Amendment to Consulting Agreement dated December 31, 1992; and (iii) the credit agreement that will be in effect at Closing governing long-term debt of FCILP, Hornell and (if the acquisition of the ARH Stock has closed prior to Closing) ARH.

         "Controlled Entity Liabilities" shall mean all liabilities of the Controlled Entities that would be required to be shown as a liability of the Controlled Entities on a balance sheet prepared in accordance with GAAP, including the outstanding amount of loans under the Controlled Entity Credit Agreements, including current maturities thereunder.

         "Controlled Entity Excluded Assets" has the meaning set forth at
Section 2.2.

         "Controlled Entity Systems" shall mean the TWF1 Systems, the cable television systems owned by CSI that serve the Service Areas listed on Schedule 1.0(e) which designate CSI as the service provider, the TWF2 Systems that are distributed to Tioga, and the ARH Systems.

         "Copyright Act" means the Copyright Act of 1976, as amended.

         "Current Items Amount" has the meaning set forth at Section 2.6.

         "EBU's" shall mean the sum of (A) Good Subscribers plus (b) Bulk Subscribers.

         "EBU Adjustment Factor" shall mean Four Thousand Five Hundred
Seventy-one
Dollars ($4,571).


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         "Eligible Accounts Receivable" has the meaning set forth at Section
2.6(a).

         "Employee Benefit Plan" means any pension, retirement, profit- sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other material employee benefit plan as defined in Section 3(3) of ERISA or any other employee plan or program for the benefit of any employees of the Systems.

         "Encumbrances" shall mean any pledge, claim, mortgage, lien, charge, encumbrance or security interest of any kind or nature whatsoever.

         "Entity Sellers" means the FCILP Sellers, Cooney (in its capacity as the owner of the Tioga Stock) and FKGP.

         "Environmental Law" means any Legal Requirement pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), the handling, storage, treatment or disposal of waste, including hazardous waste, and the handling, storage, manufacture, treatment or transportation of hazardous materials, or to the protection of public health and safety, occupational health and safety or worker health and safety or any other environmental matter, including the following laws as amended and as in effect at the relevant time (including, but not limited to, the following statutes, any regulations promulgated pursuant to any of them, any permits, licenses or authorizations issued thereunder, any state or regional analogues thereto and any permits or regulations issued thereunder):
(A) Clean Air Act (42 U.S.C. Section 7401, et seq.); (B) Clean Water Act (33 U.S.C. Section 1251, et seq.); (C) Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); (D) Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); (E) Safe Drinking Water Act (42 U.S.C. 300f, et seq.); (F) the Hazardous Materials Transportation Act; (G) the Federal Insecticide, Fungicide and Rodenticide Act and (H) Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.).

         "Equipment" means the Asset Sellers Equipment and the Controlled Entity Equipment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean Bank of Montreal or such other party as Buyer and Sellers shall agree.


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
         "Excluded Assets" means the Controlled Entities' Excluded Assets and the Asset Sellers Excluded Assets.

         "Expanded Cable" means the package or packages of programming service that are offered to subscribers separately from Basic Cable for a charge that is in addition to the charge for Basic Cable, and that can only be purchased by subscribers that also receive Basic Cable; provided that "Expanded Cable" does not include Pay TV, a la carte programming tiers, or other programming services offered on a per-channel or pay-per-view basis.

         "Expenses" has the meaning set forth at Section 2.6 (c)

         "FCC" means the Federal Communications Commission.

         "FCC Licenses" shall mean any licenses issued or granted to the Operating Entities by the FCC, including all amendments thereto and renewals or modifications thereof.

         "FCC Regulations" means the rules, regulations and published policies of the FCC promulgated by the FCC with respect to the Cable Act, as in effect from time to time.

         "FCILP Interests" has the meaning given in the Recitals.

         "Final Adjustment Certificate" has the meaning set forth at Section 2.8(b).

         "Financial Statements" has the meaning set forth at Section 5.15.

         "Franchises" means the Corporations Franchises and the Asset Sellers Franchises.

         "Franchising Authorities" shall mean all Governmental Authorities that have issued or granted any Franchises relating to the operation of the Systems.

         "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America.

         "Good Subscriber" shall mean each household or individual or business (other than accounts that pay on a bulk basis on behalf of multiple users or that pay a commercial rate that is different from the rate charged to individuals) that at the date of determination (i) subscribes to Basic Cable provided by a System (exclusive of secondary outlets and courtesy accounts),
(ii) pays the System's standard rate for Basic Cable

(including discounted rates offered in the ordinary course of business consistent with past practice), (iii) has paid for at least one month of service, and (iv) has not more than ten dollars ($10.00) more than 65 days past due (excluding late fees and charges and amounts subject to a bona fide dispute). Notwithstanding the foregoing, if the Closing occurs in December, November data will be used to determine the number of Good Subscribers in the Systems served from the headends in Murray and Mayfield, Kentucky.

         "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession thereof, and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, bureau, commission or board.

         "Hazardous Substances" shall mean any pollutant or contaminant, any hazardous or toxic substance, material, constituent or waste or any pollutant, in any case that is labeled or regulated as such by any Governmental Authority pursuant to an Environmental Law, including petroleum or petroleum compounds, radioactive materials, asbestos or any asbestos-containing material, or polychlorinated biphenyls.

         "Hornell" has the meaning given in the Recitals.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnitee" has the meaning set forth at Section 11.3(a)

         "Indemnity Escrow Amount" has the meaning set forth at Section 2.5.

         "Indemnitor" has the meaning set forth at Section 11.3(a)

         "Indemnity Escrow Agreement" shall mean the Indemnity Escrow Agreement among Buyer, Sellers and Escrow Agent, substantially in the form annexed hereto as Exhibit A.

         "Indemnity Limit" has the meaning given at Section 2.5 hereof.

         "Initial Adjustment Certificate" has the meaning set forth at Section 2.8(a)

         "Judgment" means any judgment, writ, order, injunction, award, or decree of any court, judge, justice, magistrate, Governmental Authority or arbitrators.

         "Leased Real Property" means the Corporations Leased Real Property and the Asset Sellers Leased Real Property.

         "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, or order enacted, adopted or promulgated by any Governmental Authority, including, without limitation, Judgments and the Franchises.

         "Licenses" has the meaning set forth at Section 5.6.

         "Lien" means any security agreement, any financing statement filed with any Governmental Authority, any conditional sale or other title retention agreement, and any lease, consignment or bailment given for purposes of security.

         "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing, or other similar activity or procedure that could result in a Judgment.

         "Losses" means any claims, losses, liabilities, damages, penalties, costs, and expenses, including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by the indemnification provided for in Article 11 hereof, but shall in no event include incidental or consequential damages.

         "Mandatory Consents" has the meaning given at Section 5.3.

         "Material Adverse Effect" means a material adverse effect on the business, results of operations, assets or financial condition of the Operating Entities or the Business taken as a whole, but without giving effect to any effect resulting from changes in conditions (including economic conditions, changes in FCC Regulations, or federal, state or local governmental actions, legislation or regulations) that are applicable to the economy or the cable television industry on a national, regional, state or local basis or any changes in technology or competition affecting the business of the Operating Entities.

         "Operating Entities" has the meaning given in the Recitals.

         "Outside Closing Date" has the meaning set forth at Section 8.1(b).

         "Owned Real Property" means the Controlled Entity Owned Real Property and the Asset Sellers Owned Real Property.

         "Owner" means any FCILP Seller, any general partner or any limited partner of a Seller, or any partner, stockholder, director or officer of a Controlled Entity or of any entity that is a partner of a Seller.

         "Ownership Interests" means the FCILP Interests, the Tioga Stock and the CSI Stock.

         "Pay TV" means premium programming services selected by and sold to subscribers on a per-channel or per-program basis.

         "Pending Acquisitions" has the meaning given at Section 6.1.

         "Permitted Lien" means (i) Liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by Sellers, (ii) rights reserved to any Governmental Authority to regulate the affected property, (iii) as to leased Assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof, (iv) inchoate materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business, (v) as to any parcel of Owned Real Property or Leased Real Property, easements, building restrictions, deed restrictions, rights of subsurface and mineral owners, and other Liens that do not adversely affect or impair the use thereof as it is currently being used by the Corporations or Asset Sellers in the ordinary course of their business, (vi) as to the Stock, restrictions on transfer imposed by Federal and state securities laws and regulations, (vii) in the case of CSI and FNCSI, Liens securing CSI's and FNCSI's obligations under the CSI Credit Agreement, and (viii) Liens described on Schedule 5.4.

         "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, trust, association, limited liability company, or unincorporated entity of any kind.

         "Pole Attachment Agreements" means pole attachment authorizations and agreements held by an Operating Entity that relate to a System and were granted by a public utility or other Person providing utility services or by a municipality or other Governmental Authority.

         "Purchase Price" has the meaning set forth at Section 2.4(a).

         "Real Property" means Owned Real Property and Leased Real Property.

         "Recent Purchase Agreements" shall mean the purchase agreements described on Schedule 5.15.

         "Recently Acquired Systems" shall mean the Systems acquired under the Recent Purchase Agreements.

         "Required Consents" has the meaning given at Section 5.3.

         "Road Runner Contracts" means (i) the Agreement dated January 27, 1999 between TWF1 and ServiceCo., LLC, (ii) the Agreement dated July 21, 1998, between TWF1 and Convergence.com Corporation, and (iii) the letter of intent dated May 3, 1999 between ServiceCo, LLC and TWF2.

         "Service Areas" mean the geographic areas served by the Systems, as listed on Schedule 1.0(c), 1.0(d) and 1.0(e).

         "Social Contract" means the Social Contract between TWE, TWI Cable, Inc. and Time Warner Entertainment-Advance/Newhouse Partnership, or any subsidiary, division or affiliate thereof, and the FCC, effective November 30, 1995 (FCC 95-478), as amended through the date hereof.

         "Social Contract Systems" has the meaning set forth at Section 5.22.

         "Stock" means the ARH Stock, the Hornell Stock, the CSI Stock and the Tioga Stock.

         "Subscriber Adjustment" shall have the meaning given at Section 2.7 hereof.

         "Subsidiary" means, with respect to any Person, any other person of which the outstanding voting stock or partnership interests or membership interests sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, of which 50% or more of the equity interests) is owned (beneficially or otherwise) directly or indirectly by such first Person or any Subsidiary thereof.

         "System" means any of the Systems.

         "Systems" shall mean the cable television systems serving the areas listed on Schedules 1.0(c), 1.0(d) and 1.0(e).

         "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority, including but not limited to income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, and similar charges.

         "Taxing Authority" shall mean any federal, state, local or foreign governmental body or political subdivision with the power to impose Taxes.

         "Tax Returns" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, administration or reposition of any Taxes.

         "Tioga" has the meaning given in the Recitals.

         "Threshold EBU Number" shall mean 525,000.

         "Transferable Franchise Areas" shall have the meaning given at Section 7.3.

         "Transaction Documents" shall mean this Agreement, the Indemnity Escrow Agreements, and each other instrument, document, certificate and agreement required or contemplated to be executed and delivered hereunder and thereunder.

         "To Sellers' Knowledge" or the equivalent means to the actual knowledge of Jack Pottle, Robert C. Fanch or Jeffrey D. Elberson.

         TWF1 Distribution Agreement" and "TWF2 Distribution Agreement" shall have the meanings set forth in the Recitals.

         "TWF1 Systems" has the meaning given in the Recitals.

         "TWF2 Systems" has the meaning given in the Recitals.

                          ARTICLE II. PURCHASE AND SALE


SECTION 2.1       COVENANT OF PURCHASE AND SALE; STOCK AND ASSETS.

         a. PURCHASE AND SALE OF OWNERSHIP INTERESTS. Subject to the terms and conditions set forth in this Agreement, at Closing (i) FKGP shall sell, convey and transfer to Buyer, and Buyer shall acquire from FKGP the CSI Stock, free and clear of any Encumbrances, and the original minute books, stock records and corporate records of CSI, (ii) the FCILP Sellers shall sell, convey and transfer to Buyer, and Buyer shall acquire from the FCILP Sellers all of the FCILP Interests free and clear of any Encumbrances (other than Encumbrances under the Controlled Entity Credit Agreements that would be released upon payment of the indebtedness under the Controlled Entity Credit Agreement applicable to FCILP), and (iii) Cooney shall sell, convey and transfer to Buyer, and Buyer shall acquire from Cooney the Tioga Stock free and clear of any Encumbrances, and the original minute books, stock records and corporate records of Tioga.

         b. PURCHASE AND SALE OF ASSET SELLERS ASSETS. At Closing, subject to the terms and conditions set forth in this Agreement, Asset Sellers shall sell, convey, assign, and transfer to Buyer, and Buyer shall acquire from Asset Sellers, free and clear of all Liens (except for Permitted Liens), all right, title and interest in all of the assets and properties, real and personal, tangible and intangible, used or held for use by Asset Sellers in the operation of the Asset Sellers Business and the Asset Sellers Systems (the "Asset Sellers Assets"; provided that Asset Sellers Assets does not include the Tioga Stock), including, without limitation, the following:

                  i. Equipment. All tangible personal property owned or leased by Asset Sellers and used in connection with the Asset Sellers Systems, including, without limitation, antennae, aboveground and underground cable, distribution systems, headend and line amplifiers, programming signal decoders for each satellite service which scrambles its signal, housedrops, including disconnected housedrops, utility poles, local origination equipment, vehicles and trailers, microwave equipment, testing equipment, furniture, fixtures, and other physical assets. All vehicles used or held for use in the operation of the Systems (except the ARH Systems) are described on Schedule 2.1(b)(i) and at Closing will be owned by an Asset Seller or an Operating Entity. Schedule 2.1(b)(i) lists all vehicles used in the Systems.

                  ii. Real Property. All interests in real property used by Asset Sellers in connection with the operation of the Asset Sellers Business, including all interest in, title and rights to improvements, fixtures and appurtenances thereon, owned by Asset Sellers. Schedule 2.1(b)(ii) lists all real property owned by TWF1, TWF2 or an Operating Entity and used in operation of the Systems (the "Owned Real Property"). Schedule 2.1(b)(ii) lists all material real property leased by TWF1 or TWF2 or an Operating Entity and used or held for use in the operation of the Systems (the "Leased Real Property").

                  iii. Franchises. Any cable television franchises, related agreements, ordinances, permits, instruments, resolutions or other authorizations, issued to or granted to the Asset Sellers by any Franchising Authority, including amendments thereto and renewals or modifications thereof authorizing the construction or operation of the Asset Sellers Systems (individually an "Asset Sellers Franchise" and collectively, the "Asset Sellers Franchises"). All of the cable television franchises relating to the Systems are listed on Schedule 2.1(b)(iii), which Schedule will be revised at or before Closing to designate those Franchises to be held at Closing by the Asset Sellers and those held by Controlled Entities.

                  iv. Licenses. The cable television relay service (CARS), business radio and other licenses, authorizations, FCC Licenses or permits issued by the FCC or any other Governmental Authority used in the operation of the Asset Sellers Business that are held by Asset Sellers and in effect as of the date hereof or entered into or obtained by Asset Sellers in the ordinary course of business between the date hereof and the Closing Date, (the "Asset Sellers Licenses").

                  v. Contracts. The private easements or rights of access, contractual rights to easements, Capacity Licenses, Pole Attachment Agreements or joint line agreements, tower space lease agreements, advertising agreements, underground conduit agreements, crossing agreements, bulk and commercial service agreements, retransmission consent agreements and must-carry requests, high-speed data and similar agreements, and all other agreements, written or oral (including any amendments and other modifications thereto) to which any Asset Seller is a party or which affect the Asset Sellers Assets, the Asset Sellers Business, or the Asset Sellers Systems in effect as of the date hereof or entered or obtained in the ordinary course of business between the date hereof and the Closing Date as permitted by this Agreement (other than Asset Sellers Excluded Assets) (the "Asset Sellers Contracts").

                  vi. Accounts Receivable. All Accounts Receivable of the Asset Sellers.

                  vii. Recent Purchase Agreements. Asset Sellers' rights under the Recent Purchase Agreements and any escrow arrangements thereunder, to the extent the same relate to Systems acquired by Buyer hereunder.

                  viii. Goodwill. The goodwill associated with the Asset Sellers Business.

                  ix. Books and Records. All engineering records, files, data, drawings, blueprints, schematics and maps, if any, of the Asset Sellers Systems.

SECTION 2.2       EXCLUDED ASSETS.

         a. CONTROLLED ENTITY EXCLUDED ASSETS. Notwithstanding the provisions of Sections 2.1 or 5.5, the Controlled Entity Assets shall not include the following, which shall be either terminated by the Controlled Entities prior to or at Closing or assigned by the Controlled Entities to another entity at or prior to Closing (the "Corporations Excluded Assets"):

                           i. The Controlled Entities' programming agreements,
                  and the Road Runner Contracts, which at or prior to Closing shall be either terminated by the Controlled Entities or assigned by the Controlled Entities to an Affiliate of a Seller but not to a Controlled Entity or an Asset Seller;

                           ii. Bonds, letters of credit, surety instruments, and
                  other similar items maintained by the Controlled Entities (any of the same maintained by the Controlled Entities will be terminated at Closing);

                           iii. The Controlled Entities insurance policies,
                  which will be terminated at Closing; and any insurance policies and rights and claims thereunder, including any keyman life insurance policies and any life insurance insuring the life of Robert C. Fanch;

                           iv. Subject to the provisions of Section 3.3, the
                  trade names "CableComm" and "ConnecTV" and variations thereof; and

                           v. All assets located in Denver, Colorado including
                  the Oracle computer system (including hardware) in Denver, Colorado used by certain Operating Entities for accounting, payroll and similar functions.

         b. ASSET SELLERS EXCLUDED ASSETS. Notwithstanding the provisions of
Section 2.1, the Asset Sellers Assets shall not include the following, which shall be retained by Asset Sellers (the "Asset Sellers Excluded Assets" and, together with the Controlled Entity Excluded Assets, the "Excluded Assets"):

                  i. the Road Runner Contracts, and all programming agreements of Asset Sellers except the high-speed data and similar agreements listed on Schedule 2.2(b)(i);

                  ii. bonds, letters of credit, surety instruments, and other similar items;

                  iii. cash and cash equivalents of Asset Sellers;

                  iv. equipment owned by customers of the Asset Sellers Business, such as converters purchased by customers and house wiring;

                  v. the account books of original entry, general ledgers and financial records of Asset Sellers used in connection with the Asset Seller Systems, provided, however, that Asset Sellers shall (i) from time to time upon reasonable notice from Buyer, provide to Buyer access to and copies of any of such books and records as then may be in Asset Sellers' possession if required by Buyer for business purposes, and
         (ii) retain possession of such books and records for a reasonable period, not to exceed three (3) years from the Closing Date;

                  vi. subject to the provisions of Section 3.3, Asset Sellers' trademarks, trade names, service marks, service names, logos, and similar proprietary rights, including the names "CableComm" and "ConnecTV";

                  vii. promissory notes; and

                  viii. any right to a rebate for overfunding of health insurance plans.

SECTION 2.3        ASSUMED AND RETAINED OBLIGATIONS AND LIABILITIES.

         a. Assumed Obligations and Liabilities. Subject to the terms and conditions of this Agreement, from and after the Closing Date, the Controlled Entities shall remain solely liable for all of their liabilities and obligations, and Buyer shall assume, pay, discharge, and perform the following obligations and liabilities of Sellers (the "Assumed Obligations and Liabilities"):

                  i. those obligations and liabilities attributable to periods on or after the Closing Date that arise out of or relate to the Ownership Interests, the Asset Sellers Franchises, Asset Sellers Licenses, Asset Sellers Contracts, Asset Sellers Assets, Asset Sellers Systems, or Asset Sellers Business, and those that arise out of or relate to the Recent Purchase Agreements;

                  ii. All obligations and liabilities under the Capacity
         Licenses;

                  iii. All obligations and liabilities under the Social Contract relating to the Systems;

                  iv. All obligations and liabilities under the ARH Purchase Agreement, unless the same has been terminated at the date of Closing;

                  v. the obligations and liabilities through and including December 31, 2000 under the billing services agreement by which CSG provides billing services to certain Systems;

                  vi. other obligations and liabilities of Asset Sellers (including those used in computing the Current Items Amount) for which there shall be a reduction in the Purchase Price with respect thereto pursuant to Section 2.6;

                  vii. all obligations and liabilities arising out of or relating to the ownership of the Asset Sellers Assets, the Ownership Interests or the Stock and/or operation of the Systems and the Business after the Closing Date excluding Taxes the Entity Sellers, Hornell and Tioga owe as a result of their ownership of the Ownership Interests before Closing and as a result of the consummation of the transactions contemplated in Section 7.2(i); and

                  viii. all obligations and liabilities arising out of or relating to the Assets, the Stock or the Ownership Interests, and/or operations of the Systems or the Business on or prior to the Closing Date (including without limitation any accrued or incurred claims pursuant to any employee benefit plans or compensation plans) to the extent the same exceed the limit of Sellers' indemnification liability to Buyer under Article XI hereof, excluding Taxes the Entity Sellers, Hornell and Tioga owe as a result of their ownership of the Ownership Interests before Closing and as a result of the consummation of the transactions contemplated in Section 7.2(i).

         b. Retained Obligations and Liabilities. The following obligations and liabilities arising out of or relating to the Asset Sellers Assets and the Asset Sellers

Business other than the Assumed Obligations and Liabilities shall remain and be the obligations and liabilities of Asset Sellers (collectively, the "Retained Obligations and Liabilities"):

                  i. To the extent of the limit of Asset Sellers' indemnification obligation under Article XI hereof, all obligations and liabilities arising before the Closing Date with respect to the Asset Sellers Assets and the Asset Sellers Business excluding, however, obligations and liabilities included in the Current Items Amount; and

                  ii. all obligations and liabilities arising out of or with respect to the Excluded Assets.

Notwithstanding anything to the contrary, "Retained Obligations and Liabilities" does not include any obligations or liabilities of the Controlled Entities, all of which (including without limitation obligations under the TWF1 Distribution Agreement and the TWF2 Distribution Agreement and any Capacity License Agreement to which a Controlled Entity is a party or under which a Controlled Entity is bound) shall remain the sole obligations of the Controlled Entities.

SECTION 2.4       PURCHASE PRICE.

         a. Purchase Price. As consideration for its purchase of the Asset Sellers Assets and the Ownership Interests, Buyer shall pay to Sellers (allocated among Sellers as provided at subsection (d) of this Section 2.4) a total price of Two Billion Four Hundred Million Dollars ($2,400,000,000), which amount shall be subject to adjustment under certain circumstances as set forth herein (the "Purchase Price").

         b.       Payment for Ownership Interests.

                  (1) The Purchase Price shall be (A) reduced by the long-term liabilities of CSI and current maturities of long-term debt, computed under GAAP as of Closing (the "CSI Liabilities"); and (B) increased by cash, marketable securities and cash equivalents of CSI as of Closing. Such reduction shall be allocated to the portion of the Purchase Price allocable to the CSI Stock.

                  (2) The Purchase Price shall be (A) reduced by the long-term liabilities of FCILP and current maturities of long-term debt on a consolidated basis, computed under GAAP as of Closing, including Hornell and ARH (the "FCILP Liabilities"); and (B) increased by cash, marketable securities and cash equivalents of FCILP, Hornell and

ARH as of Closing. Such reduction shall be allocated to the portion of the Purchase Price allocable to the FCILP Interests.

                  (3) The Purchase Price shall be (A) reduced by long-term liabilities of Tioga and current maturities of long-term debt, computed under GAAP as of Closing (the "Tioga Liabilities"); and (B) increased by cash, marketable securities and cash equivalents of Tioga as of Closing. Such reduction shall be allocated to the portion of the Purchase Price allocable to the Tioga Stock

         c. Payment of Purchase Price. (I) At Closing, Buyer shall pay to Sellers the Purchase Price, adjusted under Sections 2.4(e) and 2.7 hereof, and adjusted for the Entity Sellers under clause (6) above, plus or minus the Current Items Amount of the Asset Sellers and the Controlled Entities as calculated and estimated in the Initial Adjustment Certificate, less the Indemnity Escrow Amount that shall be deposited at Closing by Buyer into the indemnity escrow account established pursuant to Section 2.5 below.

         d. Purchase Price Allocation.

                  (1) The allocation (the "Allocation") of the aggregate amount of the Purchase Price among the CSI Stock, the Tioga Stock, the FCILP Interests and the Asset Sellers Assets of each Asset Seller is as follows for this purpose Post and NTC shall be aggregated as one Seller Group, and the CSI Stock and FNCSI Assets shall be aggregated:

                  FCILP Interests                    $1,820,014,844
                  Cooney Assets                      $   53,116,817
                  Tioga Stock                        $    3,979,189
                  Master Assets                      $  344,179,745
                  Twain Assets                       $   19,111,911
                  CSI Stock and FNCSI Assets         $   40,209,376
                  NTC and Post                       $   80,192,809
                  Spring Green                       $   39,195,309


Sellers may modify the Allocation at or before Closing; provided that such modification shall be in writing, delivered to Buyer no fewer than ten (10) days prior to Closing, and shall be subject to Buyer's consent, which consent shall not be unreasonably withheld.

                  (2) For purposes of this Section 2.4(d)(2), Purchase Consideration shall equal $2,400,000,000 plus any liabilities assumed by Buyer pursuant to Section 2.3 of this Agreement to the extent such liabilities have not been taken into account as an adjustment to Purchase Price pursuant to Section 2.4(b) or otherwise in this Agreement (other than pursuant to Section 2.8), and provided such liabilities are properly taken into account under Section 1060 of the Code. The Purchase Consideration allocable to the Asset Sellers Assets of each Asset Seller shall be further allocated among the Asset Sellers Assets of each such Asset Seller in an allocation agreement (the "Allocation Agreement") to be prepared in accordance with the rules under Section 1060 of the Code, and (B) the aggregate amount of the Purchase Consideration allocable to the FCILP Interests (the "FCILP Purchase Consideration") shall be allocated in such Allocation Agreement among the FCILP Systems, the stock of Hornell (the "Hornell Stock"), and if applicable, the ARH Stock, in accordance with the rules under Sections 743(b), 751, 755 and 1060 of the Code, where applicable; provided that the amount allocated to the ARH Stock will be $89,888,974. Sellers shall deliver a draft of the Allocation Agreement to the Buyer at least sixty (60) days prior to the Closing Date for approval and consent, and Buyer and the Sellers shall use Commercially Reasonable Efforts to mutually agree upon the Allocation Agreement prior to the Closing Date. In this regard, Buyer and Sellers agree that for purposes of such Allocation Agreement (A) each Asset Sellers Asset that is a tangible asset shall be allocated that portion of the Purchase Consideration equal to its tax basis, reflecting all tax depreciation and retirements and additions through the Closing Date, and any remaining amount of the Purchase Consideration allocable to the Asset Sellers Assets of each Asset Seller shall be allocated to such Asset Sellers Franchises, and (B) each asset of the FCILP Systems that is a tangible asset shall be allocated that portion of the FCILP Purchase Consideration equal to its tax basis reflecting all tax depreciation and retirements and additions through the Closing Date and any remaining amount of the FCILP Purchase Consideration not otherwise allocable to the Hornell Stock or the ARH Stock shall be allocated to the Controlled Entity Franchises comprising the FCILP Systems. Neither Buyer nor the Sellers shall unreasonably withhold its approval and consent with respect to the Allocation Agreement. Buyer and the Sellers agree that the Allocation Agreement shall be amended to reflect any adjustments determined under Section 2.8 of this Agreement. Unless otherwise required by applicable law, Buyer and the Sellers agree to act, and cause their respective affiliates to act, in accordance with the computations and allocations contained in the Allocation Agreement in any relevant Tax Returns or similar filings (including any forms or reports required to be filed pursuant to Section 1060 of the Code ("1060 Forms")), to cooperate in the preparation of any 1060 Forms, to file such 1060 Forms in the manner required by applicable law and to not take any position inconsistent with such Allocation Agreement upon examination of any tax refund or refund claim, in any litigation or otherwise.

         e. Reimbursement for Certain Capital Expenditures. If Closing occurs after December 31, 1999, then at Closing, in addition to the Purchase Price, Buyer shall reimburse Sellers for Capital Expenditures, other than maintenance Capital Expenditures, made by the Operating Entities after December 31, 1999; provided that Sellers shall not make rebuild Capital Expenditures after December 31, 1999 without approval of Buyer, which approval shall not be unreasonably withheld.

SECTION 2.5        INDEMNITY ESCROW.

         On the Closing Date Buyer shall pay the aggregate sum of $25,000,000 ("Indemnity Escrow Amount") to the Escrow Agent to be held under an Indemnity Escrow Agreement in the form attached hereto as Exhibit A ("Indemnity Escrow Agreement"). Notwithstanding anything herein to the contrary, the liability under the Indemnity Escrow Agreement shall be limited to the following amounts for each of the following Seller or groups of Sellers (each a "Seller Group"): the FCILP Sellers; Cooney; Master; FKGP and FNCSI (the "Kansas Sellers"); NTC and Post ("Texas Sellers"); Twain; and Spring Green:

         Seller Group              Indemnity Limit
         ------------              ---------------
         FCILP Sellers              $25,000,000
         Cooney                     $ 2,461,098
         Master                     $14,835,714
         Twain                      $   823,810
         Texas Sellers              $ 3,456,675
         Spring Green               $ 1,689,496
         Kansas Sellers             $ 1,733,207

The foregoing amounts for each Seller Group is referred to herein as the "Indemnity Limit" for that Seller Group. The Indemnity Escrow Amount shall be paid in accordance with the terms of the Indemnity Escrow Agreement. All fees, costs and expenses of the Escrow Agent to be paid pursuant to the Indemnity Escrow Agreement shall be payable by Buyer.

SECTION 2.6        CURRENT ITEMS AMOUNT.

         In addition to the payment by Buyer of the Purchase Price, Buyer or Sellers, as appropriate, shall pay to the other the net amount of the adjustments and prorations effected pursuant to Sections 2.6(a), (b), (c), (d) and (e) (collectively, the "Current Items Amount").

         a. Accounts Receivable. Sellers shall be entitled to a credit in an amount equal to (i) 100% of accounts receivable of the Operating Entities arising from advertising sales and tower rentals, (ii) one hundred percent (100%) of the face amount of all Eligible Accounts Receivable that are one month or less past due as of the Closing

Date, (iii) ninety-seven percent (97%) of the face amount of all Eligible Accounts Receivable that are more than one month but not more than two months past due as of the Closing Date, (iv) seventy-five percent (75%) of the face amount of all Eligible Accounts Receivable that are more than two months but not more than three months past due as of the Closing Date and (v) zero percent (0%) of the face amount of Eligible Accounts Receivable that are more than three months past due as of the Closing Date. "Eligible Accounts Receivable" shall mean accounts receivable of the Operating Entities resulting from their provision of cable television and/or data service (excluding receivables from sale of advertising or lease of tower space) prior to the Closing Date. Eligible Accounts Receivable does not include receivables in respect of programming launch fees.

         b. Advance Payments and Deposits. Buyer shall be entitled to a credit in an amount equal to the aggregate of (i) all refundable deposits of subscribers of the Systems as of the Closing Date, for converters, decoders, and similar items, and (ii) the appropriate portion of all payments received by the Operating Entities prior to Closing for services to be rendered by Buyer after the Closing Date. Buyer shall not be entitled to a credit for any amounts paid to an Operating Entity under a Capacity License Agreement except to the extent that the Operating Entity has an obligation to undertake expenditures thereunder for which it has been paid prior to closing which will be set forth on a schedule to be delivered at Closing to Buyer by Sellers.

         c. Expenses. As of the Closing Date, the following expenses of the Operating Entities (the "Expenses") shall be prorated, in accordance with GAAP, according to the principle that all such Expenses for periods prior to the Closing Date shall be for the account of Sellers, and all such expenses for periods after the Closing Date shall be for the account of Buyer:

                  i. Franchise fees, and periodic rental or license fees under the Licenses and Contracts;

                  ii. Property taxes assessed on the Assets;

                  iii. Sales tax imposed on the provision of cable television service (but specifically excluding sales and transfer taxes imposed on the sale of Asset Sellers Assets and Stock pursuant to this Agreement);

                  iv. Accrued vacation pay of System employees;

                  v. Expenses for utilities, rents and service charges, and other goods or services furnished to the Business;

                  vi. copyright fees based on signal carriage by the Systems;

                  vii. FCC annual fees for the year in which Closing occurs (which are prepaid one year in advance); and

                  viii. Except as provided herein, all other expenses properly allocable to the Systems under GAAP.

Provided, however, that any Expenses payable under or with respect to any Excluded Asset shall not be prorated, nor shall there be a proration of programming launch fees received by the Operating Entities prior to Closing or receivable by the Operating Entities for programming launches made before Closing (all of which payments and receivables will be retained by Sellers). Buyer will not be obligated after Closing to continue the carriage of any programming carried by the Systems prior to Closing except for certain local programming carriage obligations and obligations to carry off-air programming under must-carry rules and retransmission consent agreements and provided that Buyer may be required to continue carriage of MTV and A&E in the Systems owned by CSI, FNCSI and Mark Twain.

         d. Certain Prepaid Amounts. The Purchase Price shall be increased by that portion of any prepayments by the Operating Entities of rents, fees, and other expenses to the extent allocable to periods after the Closing Date, including without limitation fees and commissions paid to non-affiliated tower rental agents before Closing but benefitting periods after Closing in respect of tower rental agreements pursuant to which any of the Operating Entities rent to a third party space on towers owned by an Operating Entity; such fees and commissions shall be deemed expensed ratably over the period of the applicable tower space license.

SECTION 2.7       SUBSCRIBER ADJUSTMENT

         If at the Closing Date the Systems have fewer EBU's than the Threshold EBU Number, then the Purchase Price shall be reduced by an amount (the "Subscriber Adjustment") equal to the lesser of (i) the excess of the Threshold Subscriber Number over the number of Applicable EBU's at Closing times the EBU Adjustment Factor, or (ii) $114,275,000 ($110,430,000 if the ARH Stock is not owned by FCILP at Closing). The Subscriber Adjustment, if any, shall be borne by the respective Sellers as the Sellers may agree. In no event, however, shall this alter the Buyer's obligations pursuant to Section 2.4(d), or the condition set forth at Section 7.1(1).

SECTION 2.8         CLOSING ADJUSTMENTS.

         a. The Initial Adjustment Certificate. No later than ten (10) days prior to the Closing Date, Sellers shall deliver to Buyer Sellers' estimate as of the Closing Date ("Initial Adjustment Certificate") certified by Sellers and prepared in good faith and consistent with GAAP (except that obligations relating to program launch fees shall not be included as a liability) setting forth the number and calculation of EBU's and all adjustments including the Current Items Amount and Subscriber Adjustment, and the Capital Expenditure amount under Section 2.4(e), if any, proposed to be made at the Closing as of the Closing Date. Prior to Closing, Sellers shall provide Buyer or Buyer's representative with copies of all books and records as Buyer may reasonably request for purposes of verifying the Initial Adjustment Certificate and Sellers shall make a representative of Sellers available at Sellers' offices to meet with Buyer's accountants and other representatives. The Initial Adjustment Certificate shall be used to determine adjustments to the Purchase Price at Closing.

         b. Trueup of Current Items Amount. As soon as practicable after the Closing Date, and in any event within ninety (90) days after the Closing Date, Buyer shall deliver to Sellers a final calculation calculated as of the Closing Date, of the Current Items Amount and the Subscriber Adjustment, if any, and the Capital Expenditure amount under Section 2.4(e), if any, together with such supporting documentation as Sellers may reasonably request, in a certificate prepared consistently with GAAP (the "Final Adjustment Certificate"), which shall evidence in reasonable detail the nature and extent of each calculation. The Final Adjustment Certificate shall be final and conclusive unless objected to by Sellers in writing within thirty (30) days after delivery. Sellers and Buyer shall attempt jointly to reach agreement as to the amount of the Current Items Amount and Subscriber Adjustment within forty-five (45) days after receipt by Buyer of such written objection by Sellers, which agreement, if achieved, shall be binding upon both parties to this Agreement and not subject to dispute or review. If Sellers and Buyer cannot reach agreement as to the amount of the closing adjustments within such forty-five (45) day period, Sellers and Buyer agree to submit promptly any disputed adjustment to Ernst & Young in Denver, Colorado, which shall resolve the disputed items, and whose decision shall be binding. All costs and expenses of Ernst & Young LLP for its services rendered in connection with this Section 2.8 shall be borne one-half by Sellers and one-half by Buyer. Any amounts due Buyer or Sellers for closing adjustments shall be paid by the party owing such amount by wire or accounts transfer of immediately available funds to an account designated by the party to be paid (or, to the extent disputed amounts are held by the Escrow Agent, shall be paid by the Escrow Agent pursuant to joint written instructions of Buyer and Sellers in accordance with such final resolution) not later than five (5) Business Days after such amounts shall have become final and conclusive. Any amount which becomes payable pursuant to this Section 2.8 will constitute an adjustment to the Purchase Price for all purposes.


                          ARTICLE III. RELATED MATTERS


SECTION 3.1       HSR ACT COMPLIANCE.

         As soon as practicable after the execution of this Agreement, and in any event within thirty (30) days after the date of this Agreement (or, if later, five (5) days after the approval set forth at Section 7.2(g) has been obtained), Buyer and Sellers shall each file all required notifications under the HSR Act; each such filing shall request early termination of the waiting period imposed by the HSR Act. Buyer on the one hand and Sellers on the other hand shall each pay one half of all filing fees required thereby. Thereafter Buyer and Sellers shall use commercially reasonable efforts to promptly comply with all requests for additional information and shall diligently pursue termination of the waiting period under the HSR Act and procurement of all required consents thereunder.

SECTION 3.2       BULK SALES.

         Buyer and Sellers each waive compliance by the other with all bulk sales Legal Requirements applicable to the transactions contemplated hereby; provided that in the event that any Franchise shall require otherwise, Buyer and Sellers will comply with the bulk sales Legal Requirements applicable to such Franchise.

SECTION 3.3       USE OF NAMES AND LOGOS.

         For a period of one hundred eighty (180) days after Closing, Buyer shall be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of the Operating Entities to the extent incorporated in or on the Assets. Thereafter Buyer shall cease any use of such trademarks, trade names, service marks, service names, logos, and similar proprietary rights of the Operating Entities, provided that Buyer shall not be required to remove the foregoing from and Equipment maintained in the possession of any subscriber at any time, and provided further that Buyer shall have all of CSI's rights, if any, in the names "Cable Systems, Inc." and "CSI", all of Hornell's rights, if any, in the name "Hornell", all of Tioga's rights in the name "Tioga", and (if the closing of the purchase of the ARH Stock has been completed) all of ARH's rights, if any, in the name "ARH".

SECTION 3.4       TRANSFER TAXES.

         Any sales, use, transfer, and similar taxes (other than income taxes of Sellers attributable to periods prior to Closing or income taxes imposed on any income and gain of Sellers arising from the sale of stock and assets pursuant to this Agreement) arising from or payable by reason of the transactions contemplated by this Agreement shall be paid one-half by Buyer and one-half by Sellers. Buyer and Sellers will cooperate in all reasonable respects to prepare and file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use stamp, registration and other Taxes and fees.

SECTION 3.5       SELLERS' OBLIGATIONS SEVERAL AND NOT JOINT

         The obligations under the Indemnity Escrow Agreement, the obligations of each of the Sellers under this Agreement, and the representations, warranties and covenants of the Sellers hereunder, are several and not joint, and no Seller is or shall be liable for a breach by another Seller of any obligation, covenant, representation or warranty herein. The representations and warranties of each Asset Seller herein apply only to that Asset Seller and its Systems and Assets, and not to any other Seller or Operating Entity or to any Systems or Assets of any other Seller or Operating Entity. The representations and warranties herein relating to CSI or the assets of CSI are made only by FKGP and not by any other Seller. The representations and warranties herein relating to FCILP or the FCILP Interests or Hornell or ARH are made only by the FCILP Sellers and not by any other Seller. The representations and warranties herein relating to Tioga or its assets are made only by Cooney not by any other Seller.

SECTION 3.6       CSI'S INTEREST IN FNCSI

         Prior to or at Closing, at Sellers' option, Sellers, with the approval of Buyer which may not be unreasonably withheld, may amend the agreement of limited partnership of FNCSI to reduce CSI's interest in distributions from FNCSI to one hundredth of one percent.

               ARTICLE IV. BUYER'S REPRESENTATIONS AND WARRANTIES


         Buyer represents and warrants to Sellers as follows:

SECTION 4.1       ORGANIZATION OF BUYER.

         Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Buyer is qualified to do business and in good standing, in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

SECTION 4.2       AUTHORITY.

         Buyer has all requisite corporate power and authority to execute, deliver, and perform this Agreement and the other Transaction Documents to which it is a party and consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party. The execution, delivery, and performance of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Agreement and each Transaction Documents to which Buyer is a party have been duly and validly authorized by all necessary corporate, action on the part of Buyer. This Agreement has been, and the other Transaction Documents to which Buyer is a party will be at the Closing, duly and validly executed and delivered by Buyer, and this Agreement and each of the other Transaction Documents to which Buyer is a party constitutes and will constitute on or prior to Closing the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

SECTION 4.3       NO CONFLICT; REQUIRED CONSENTS.

         Except for approval under the HSR Act, and except as set forth on
Schedule 4.3, and the filing by Buyer with the Securities and Exchange Commission of any reports required to be filed in connection with the consummation of the transactions contemplated hereby the execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated herein, do not (i) conflict with or violate any provision of the articles of incorporation or bylaws of Buyer, (ii) violate any provision of any Legal Requirement, (iii) assuming receipt of the consents set forth on

Schedule 4.3, conflict with, violate, result in a material breach of, or constitute a material default under any agreement to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected, or (iv) assuming receipt of the consents set forth on Schedule 4.3, require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, other document with, any Governmental Authority or other Person. Notwithstanding the foregoing, Buyer makes no representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of any Seller or as a result of any other facts that specifically related to the business or activities in which Seller is or proposes to be engaged other than the cable television business.

SECTION 4.4       LITIGATION.

         Except for any Litigation as may affect the cable television industry (national or regional) generally there is no Litigation pending or, to Buyer's knowledge, threatened by, against, affecting, or relating to Buyer or any of its Affiliates in any court or before any Governmental Authority or any arbitrator that, if adversely determined, would restrain or materially hinder or delay the consummation of the transactions contemplated by this Agreement and the Transaction Documents, or cause any of such transactions to be rescinded, or impair Buyer's ability to complete the transactions contemplated hereby or thereby.

SECTION 4.5       FINDERS AND BROKERS.

         Buyer has not incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission, for which Sellers will in any way have any liability in connection with the transactions contemplated by this Agreement.

SECTION 4.6       FINANCIAL STATEMENTS

         Buyer has delivered to Sellers true copies of Buyer's financial statements as of March 31, 1999.

SECTION 4.7       FULL ACCESS.

         Buyer's representatives have received access to Sellers' books and records, the Assets, and the facilities of the Systems to the extent reasonably requested by Buyer, and Sellers have cooperated with Buyer to the end that Buyer has been able to conduct its own inspection and investigation of the Systems and the Assets to Buyer's reasonable satisfaction and has independently investigated, analyzed and appraised the condition, value, prospects and profitability thereof and performed such other presigning due diligence in connection with the transactions contemplated by this Agreement in accordance with the normal practice of Buyer.


               ARTICLE V. SELLERS' REPRESENTATIONS AND WARRANTIES


         Subject to Section 3.5 hereof, Sellers represent and warrant to Buyer, as of the date of this Agreement, as follows; provided that (i) Sellers make no warranties concerning the ARH Systems, and the term "Systems" as used in this
Article V shall be deemed to exclude the ARH Systems, provided further that certain Schedules attached hereto include information regarding ARH that Sellers have provided based solely on information provided by ARH:

SECTION 5.1       ORGANIZATION AND QUALIFICATION OF SELLERS.

         a. Each Seller that is not a natural person and each Operating Entity is an entity duly organized and validly existing under the laws of the state of its formation.

         b. Each Operating Entity has all requisite partnership, corporate or limited liability company power and authority to own, lease and use the Assets owned by it and to conduct its Business as it is currently conducted.

         c. Except as would not have a Material Adverse Effect, each of the Operating Entities is duly qualified to do business and validly existing and in good standing as a foreign limited partnership or corporation in each state where Systems owned by it are located.

SECTION 5.2       POWER; CAPACITY; AUTHORITY; NO CONFLICT.

         a. Each of the Sellers has all requisite corporate (where the Seller is a corporation), limited liability company (where the Seller is a limited liability company), or partnership (where the Seller is a partnership) power and authority to execute, deliver, and perform this Agreement and each other Transaction Document to which it is a party and consummate the transactions contemplated hereby and thereby. Each Seller who is a natural person has the legal capacity to execute, deliver and perform this Agreement and each other Transaction Document to which it is a party. The execution, delivery, and performance of this Agreement and each other Transaction Document to which a Seller is a party and the consummation of the transactions contemplated by this Agreement and each other Transaction Document to which a Seller is a party have been duly and validly authorized by all necessary partnership or corporate action on the part of Sellers. This

Agreement and each other Transaction Document to which a Seller is a party has been or will be at the Closing, duly and validly executed and delivered by Sellers, and this Agreement and each other Transaction Document to which a Seller is a party constitute and will constitute at the Closing, the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or the availability of equitable remedies.

         b. The execution, delivery, and performance by Sellers of this Agreement and each other Transaction Document to which they are a party do not
(i) conflict with or violate any provision of the limited partnership agreement, operating agreement, or articles of incorporation, bylaws, or declaration of trust as the case may be, of Sellers or any Operating Entity, (ii) conflict with, violate, result in a breach of, or constitute a default under (except for the requirement that certain consents of parties to the Franchises, real estate leases and Contracts be obtained to either (A) assign the same to Buyer or (B) permit a change in control of the Controlled Entities), permit or result in the termination, suspension or modification of any Contract, agreement, or understanding to which any of the Operating Entities is a party or by which any of the Operating Entities or any of the Assets is bound or affected or (iii) result in the creation or imposition of any Lien or other encumbrance against or upon any of the Assets; in each case other than a conflict, violation, breach or default that would not impair the ability of Sellers to perform hereunder and that would not have a Material Adverse Effect.

SECTION 5.3       CONSENTS

         Except for expiration or termination of any applicable waiting period under the HSR Act, and except for the consents set forth on Schedule 5.3, no material consents of Governmental Authorities or, to Seller's knowledge, other third parties are required for the lawful consummation of the transactions contemplated by this Agreement, the TWF1 Distribution Agreement and the TWF2 Distribution Agreement, and the other Transaction Documents. The consents listed on SCHEDULE 5.3 are referred to herein sometimes as "Required Consents", and the consents designated with an asterisk on SCHEDULE 5.3 are referred to herein as the "Mandatory Consents". Except as would not have a Material Adverse Effect, assuming receipt of all consents listed on Schedule 5.3, the consummation of the transactions contemplated in this Agreement and the other Transaction Documents will not: (a) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any Franchise, Material License (including FCC License), or Material Contract; and (b) will not result in the creation of any Encumbrance upon the Asset Sellers Assets or the Stock. Notwithstanding the foregoing, Sellers make no representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of Buyer or as a result of any other facts that specifically relate to the business or activities in which Buyer is or proposed to be engaged other than the cable television business.

SECTION 5.4       TITLE TO ASSETS.

         a. Except for Permitted Liens, and Liens securing indebtedness of Asset Sellers described on Schedule 5.4 that will be terminated at Closing, the Entity Sellers will have and convey to Buyer at Closing title to the Ownership Interests free and clear of any Encumbrances or Liens (other than Encumbrances or Liens under the Controlled Entity Credit Agreements) and other than restrictions on transfer imposed by Federal and state securities laws. The Ownership Interests constitute all outstanding equity securities of FCILP, CSI and Tioga; FCILP owns all of the equity securities of Hornell and (assuming the transaction under the ARH Purchase Agreement has been consummated prior to Closing) will own at Closing all equity securities of ARH.

         b. Except for Permitted Liens, Asset Sellers will have and convey to Buyer at Closing good and marketable title to (or, in the case of Asset Sellers Assets that are leased, valid leasehold interests in) and possession of all of the Asset Sellers Assets, free and clear of all Encumbrances or Liens other than Liens that will be terminated, released, removed or satisfied by the Closing Date described on Schedule 5.4.

         c. Except for Permitted Liens, the Controlled Entities have or will have at Closing good and marketable title to or leasehold rights in and possession of all of the Controlled Entity Assets, free and clear of all Liens other than Liens that will be terminated, released, removed or satisfied by the Closing Date described on Schedule 5.4.

         d. The Stock at Closing will be duly issued, fully paid and non-assessable and represents all of the issued and outstanding shares of Capital Stock (or in the case of FCILP, partnership interests) of the Controlled Entities.

         e. None of the Controlled Entities has or will have at Closing any Subsidiaries except that FCILP owns and will own at Closing the Hornell Stock and at Closing will own the ARH Stock if the Closing under the ARH Purchase Agreement has closed.

         f. There are no outstanding options, warrants or similar rights to acquire ownership interests in any of the Controlled Entities except in the case of the ARH Stock, TWF1 under the ARH Purchase Agreement.

SECTION 5.5       CONTROLLED ENTITY ASSETS

         a. At Closing, subject to Permitted Liens, the Controlled Entities (other than ARH, as to which no warranty is made) shall possess good and valid title to all assets used or held for use in the operation of the Controlled Entity Systems. At or before Closing, Schedules 2.1(b)(i), 2.1(b)(ii), 2.1(b)(iii), 2.1(b)(iv) and 2.1(b)(v) will be updated to reflect whether the respective Assets will be owned at Closing by a Controlled
Entity or an Asset Seller.

         b. The Controlled Entity Assets consist of the assets necessary to operate the Controlled Entity Business, except that the Controlled Entity Assets do not include programming contracts, employee benefit plans or the Excluded Assets.

         c. The TWF1 Systems are all of the cable television systems to be distributed and/or sold by TWF1 under the TWF1 Distribution Agreement; the TWF2 Systems are all of the cable television systems to be distributed and/or sold under the TWF2 Distribution Agreement; the Asset Seller Assets also include all cable television systems owned by NTC, Post, Spring Green, FNCSI and Twain as of the date hereof.

SECTION 5.6       FRANCHISES, LICENSES AND CONTRACTS.

         As of the date hereof, Sellers shall have delivered or made available to Buyer true and complete copies of each of the Franchises, material Licenses (including FCC Licenses), and material Contracts and all amendments, assignments and consents thereto. There has not occurred an uncured default by the Operating Entities nor, to Sellers' knowledge, by any other Person under any of the Franchises, Licenses, or Contracts that would be likely to have a Material Adverse Effect. All FCC licenses used in operation of the Systems except earth station licenses are listed on Schedule 2.1(b)(iv) (collectively the "Licenses"). Schedule 2.1(b)(v) lists all material Contracts used in the operation of the Systems (the "Contracts") other than underground conduit agreements, crossing agreements, bulk and commercial service agreements or other agreements and contracts that are not material to the Business.

SECTION 5.7       REAL PROPERTY.

         Except as would not have a Material Adverse Effect, the Operating Entities hold or shall hold at Closing valid and marketable title to all material Owned Real Property of the Controlled Entities and the leasehold interests to all material Leased Real Property of the Controlled Entities, in each case free and clear of any Liens, except for Permitted Liens.

SECTION 5.8       EQUIPMENT.

         Except for ordinary wear and tear and except as would not have a Material Adverse Effect, all of the Equipment is in good condition and represents all of the Equipment utilized in the operation of the Systems other than Excluded Assets.

SECTION 5.9       EMPLOYEE BENEFITS; EMPLOYEES.

         a. Except as would not have a Material Adverse Effect, (i) neither any Operating Entity nor any Employee Benefit Plan (as defined in the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder as amended ("ERISA")), maintained by an Operating Entity is in violation of the provisions of ERISA; (ii) no reportable event within the meaning of Sections 4043 of ERISA has occurred and is continuing with respect to any such Employee Benefit Plan; and (iii) no prohibited transaction within the meaning of Title I of ERISA has occurred with respect to any such Employee Benefit Plan. All Employee Benefit Plans are described on Schedule 5.9.

         b. Except as set forth in Schedule 5.9, (i) there are no collective bargaining agreements applicable to any Person employed by the Operating Entities that renders services in connection with the Systems or the Business, and (ii) the Operating Entities have no duty to bargain with any labor organization with respect to any such Person. Each of the Operating Entities has fulfilled in all material respects their obligations under the collective bargaining agreements set forth in Schedule 5.9. Except as set forth on Schedule
5.9 or as would not have a Material Adverse Effect, there are not pending any unfair labor practice charges against the Operating Entities, nor is there any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Operating Entities that renders services in connection with the Systems. Seller will keep Buyer reasonably apprised of material developments in any negotiations of collective bargaining agreements after the execution of this Agreement.

         c. Except as would not have a Material Adverse Effect, the Operating Entities are in compliance with all applicable Legal Requirements respecting employment conditions and practices, have withheld and paid all amounts required by any applicable Legal Requirements to be withheld from the wages or salaries of its employees, and are not liable for any arrears of wages or any Taxes (other than wages and Taxes that have not become due or payable) or penalties for failure to comply with any of the foregoing.

         d. Except for the Consulting Agreement dated January 12, 1988, as amended, between CSI and Eugene Smith, none of the Operating Entities is a party to any written employment agreement relating to employees or consultants of the Business which will constitute an Assumed Obligation or that would bind Buyer after Closing.

         e. Sellers have separately delivered to Buyer on a confidential basis a list of the names, titles, job descriptions, and rates of compensation of all of the employees whose duties relate exclusively to the Systems, including the length of time such employee has been so employed, and whether such employee is full time or part time.

         f. None of the Operating Entities has an obligation to provide continuing health benefits to retirees.

         g. Except as indicated on Schedule 5.9, during the six-year period ending on the Closing Date, none of the Operating Entities has contributed to or been obligated to contribute to a multiemployer plan (as such term is defined in ERISA Section 3(37)). Other than benefits provided through an employee pension benefit plan (as such term is defined in ERISA Section 3(2)) or pursuant to the continuation coverage requirements of ERISA section 601, none of the Operating Entities has made any binding or nonbinding commitment to provide any benefits to any employee of such Operating Entity following such employee's termination of employment with such Operating Entity that would be payable by Buyer. No Operating Entity has any knowledge of any fact that could result in the loss of qualified status of any Employee Benefit Plan sponsored, adopted, or contributed to by any Operating Entity that is intended to be qualified under Code section 401(a).

SECTION 5.10      LITIGATION.

         Except as set forth on Schedule 5.10 and any Litigation or Judgment affecting the cable television industry generally, and also except for rate complaints or certifications filed by customers or Franchising authorities, as of the date of this Agreement there is no Litigation or Judgment outstanding to which Sellers are bound or pending or, to Sellers' knowledge, threatened, involving or affecting the Operating Entities, any of its Affiliates, directors, officers, employees or agents, the Systems, or the Assets which, if adversely determined, would be likely to have a Material Adverse Effect. There is no action, suit, proceeding or investigation to restrain, prohibit or otherwise challenge the legality or propriety of the transactions contemplated by this Agreement or materially hinder or delay the consummation of the transactions contemplated by this Agreement or the other Transaction Documents pending, or to Sellers' knowledge, threatened against Sellers as of the date hereof.

SECTION 5.11      TAXES.

         a. The Operating Entities have as of the date hereof, and will have as of the Closing Date, timely filed all Tax Returns and all other reports that are required to be filed as of the date hereof, or which are required to be filed on or before the Closing Date, as the case may be. All such Tax Returns were and will be prepared in good faith.

         b. Except as set forth on Schedule 5.11, all Taxes due and payable by the Operating Entities on or before the date hereof or the Closing Date, as the case may be, have been or will be timely paid, or properly accrued, except to the extent any such Taxes are being contested in good faith by appropriate proceedings by the Operating Entities.

         c. Notwithstanding anything herein to the contrary, except for the warranty at subsection (a) of this Section 5.11, Sellers make no representations or warranties regarding the income taxes paid and income tax returns filed by Hornell, Tioga or ARH prior to the Closing Date. Sellers shall have no liability or obligation in respect of any restatement of any such tax returns of Hornell, Tioga or ARH or any audit of any such tax returns of Hornell, Tioga or ARH or any other matters concerning such tax returns.

         d. CSI has delivered to Buyer true, correct and complete copies of all Tax Returns in the form filed) required to be filed by CSI on or prior to the Closing Date. The Financial Statements reflect an adequate reserve in accordance with GAAP (without regard to any amounts reserved for deferred taxes) for all material unpaid Taxes payable by CSI for all Tax periods and portions thereof through the date of such Financial Statements.

         e. Except as disclosed in Section 5.11, CSI has not executed any waiver or extensions of any statute of limitations on the assessment or collection of any Tax or with respect to any liability arising therefrom. Except as disclosed in Schedule 5.11, none of the federal, state or local income Tax Returns filed by CSI during the prior three years has been audited by any taxing authority. Except as disclosed in Schedule 5.11, (i) neither the IRS nor any other Governmental Authority has asserted, or to the best knowledge of CSI, threatened to assert any deficiency or claim for additional Taxes against, or any adjustment of Taxes relating to CSI and, to the best knowledge of CSI, no basis exists for any such deficiency , claim or adjustment, and (ii) to the best knowledge of CSI, there are no proposed reassessments of any property owned by CSI that would affect the Taxes of CSI. There are no material Tax liens on any assets of CSI, other than liens for current Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings and are disclosed on Schedule 5.11.

         f. CSI was not included or includible in any consolidated, combined or unitary Tax Return with any entity.

         g. CSI has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to it pursuant to Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code. No acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement.

         h. No consent under Section 341(f) of the Code has been filed with respect to CSI.

         i. Except for its general partnership interest in FNCSI, CSI has not been at any time during the past ten (10) years a member of any partnership, joint venture or other arrangement or contract which is treated as a partnership for federal, state, local or foreign tax purposes or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

         j. CSI has withheld or collected and paid over to the appropriate Taxing Authorities or are properly holding for such payment all material Taxes required by law to be withheld or collected.

         k. Except as disclosed in Schedule 5.11, there are no tax sharing agreements or similar arrangements with respect to or involving CSI.

         l. Except as disclosed in Schedule 5.11, CSI has no (i) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (ii) deferred gain or loss arising out of any deferred intercompany transaction.

SECTION 5.12      LEGAL COMPLIANCE.

         a. The operation of the Systems and the Business is in compliance with all applicable Legal Requirements, including without limitation, the Cable Act and the FCC Regulations, except to the extent that the failure to so comply with any of the foregoing would not have a Material Adverse Effect.

         b. Except as would not have a Material Adverse Effect, the Operating Entities have made timely filings under Section 111 of the Copyright Act. Sellers believe that such filings are based on a reasonable interpretation of the Copyright Act and regulations thereunder; except as set forth in this paragraph (b), Sellers make no warranty concerning compliance with the Copyright Act.

SECTION 5.13      SYSTEMS INFORMATION.

         Schedule 5.13 sets forth with reasonable accuracy and completeness a summary of services offered and rates charged by the Systems as of April 1, 1999 and certain rate regulation information.

SECTION 5.14      ENVIRONMENTAL.

         a. None of the Real Property is listed on the National Priorities Lists or the Comprehensive Environmental Response, Compensation, Liability Information System ("CERCLIS") , or is the subject of any "Superfund" evaluation or investigation, or any other investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Real Property.

         b. To the knowledge of Sellers, except as would not have a Material Adverse Effect, the Operating Entities are in compliance in all material respects with all Legal Requirements with respect to pollution or protection of the environment, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into the ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

         c. To Seller's knowledge, no claim or investigation based on Environmental Law which relates to any Real Property or any operations or conditions on it (a) has been asserted or conducted during Seller's ownership or is currently pending against or with respect to Sellers or, to Sellers' knowledge, any other Person, or (b) to Sellers' knowledge, is threatened.

         d. Within ten (10) days after the date hereof Sellers will advise Buyer whether, to Sellers' knowledge, any underground or above-ground storage tanks are located on real property used by the Systems.

SECTION 5.15      FINANCIAL INFORMATION.

         a. Sellers have delivered to Buyer correct and complete copies of the audited balance sheets and related audited statements of income of the Operating Entities for the year ended December 31, 1998, other than Twain, whose financial statements are unaudited, and unaudited balance sheets and statements of income for the three (3) months ended March 31, 1999 (the "Financial Statements"). The Financial Statements have been prepared in the ordinary course of business, are based on the books and records of the Sellers, were prepared in all material respects in accordance with GAAP consistently applied and present fairly in all material respects the financial condition and results of operations of the Operating Entities as of the dates and for the periods indicated; except that
(i) the March 31, 1999 statements do not include footnotes and are subject to normal recurring year-end adjustments, and (ii) the Financial Statements may not reflect amortization of programming launch fees in accordance with GAAP, and the Financial Statements at and for the year ended December 31, 1998 do not reflect the acquisitions and divestitures described on SCHEDULE 5.15(A). The Financial Statements do not include ARH.

         b. Except for conditions affecting the cable television industry as a whole, since December 31, 1998 there has been no material adverse change in the financial condition or operations of the Operating Entities except for the acquisitions and divestitures described on SCHEDULE 5.15(A).

         c. Attached as SCHEDULE 5.15(C) is a summary of the 1999 operating and capital budget of the Operating Entities (excluding ARH).

SECTION 5.16      CAPACITY LICENSES; AFFILIATE TRANSACTIONS.

         Schedule 5.16(a) lists (i) the Capacity Licenses, all of which will survive Closing and shall be assumed by Buyer, and (ii) the material agreements between the Operating Entities on the one hand and an Affiliate of a Seller on the other hand, and indicates which of such agreements will be terminated at or before Closing and which will survive Closing. In addition, prior to Closing, if the transaction under the ARH Purchase Agreement is consummated, ARH will enter into a Capacity License with FiberNet, LLC in form substantially identical to the existing Amended and Restated Capacity License Agreement between TWF1 and FiberNet, LLC.

SECTION 5.17      BONDS.

         Schedule 5.17 sets forth the material franchise, construction, fidelity, performance, and other bonds, and amounts outstanding under each, posted by the

Operating Entities in connection with the Business. Buyer understands and agrees that at Closing Buyer will be required to replace these bonds with its own bonds, so that the existing bonds will be released promptly after Closing.

SECTION 5.18      FINDERS; BROKERS AND ADVISORS

         Except for fees payable to Affiliates of certain Sellers, and except for the engagement of Waller Capital Corporation, with respect to each of which Sellers shall have sole responsibility for the payment of all amounts owed, Sellers and the Operating Entities have not employed any financial advisory, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by its Agreement.

SECTION 5.19      INTENTIONALLY BLANK

SECTION 5.20      BILLING SYSTEMS

         SCHEDULE 5.20 describes in all material respects the billing contractors and systems used by the Systems.

SECTION 5.21      OVERBUILDS.

         As of the date of this Agreement, except as set forth on SCHEDULE 5.21 there are no material competing activated wired cable television services offered by other cable television operators in the areas actually served by the Systems. To Sellers' knowledge as of the date hereof, except as set forth on
SCHEDULE 5.21 no competing franchises have been issued to other persons to operate cable television systems in the areas served by the Systems (other than county areas where the Systems serve less than the entire county), and to Sellers' knowledge no formal applications to obtain such competing franchises are pending.

SECTION 5.22      SOCIAL CONTRACT

         The Systems listed on SCHEDULE 5.22 are the only Systems covered by the Social Contract (the "Social Contract Systems"). SCHEDULE 5.22 sets forth the status as of the date hereof of the Social Contract Systems' compliance with the upgrade requirements of the Social Contract. Sellers will provide Buyer with an update of Schedule 5.22 at the Closing.

SECTION 5.23      YEAR 2000

         The Operating Entities have adopted and are implementing a program ("Year 2000 Program") to perform due diligence on all material items of technology, computer hardware, software, databases, systems and other equipment owned or used by the Operating Entities in connection with the operation of the Systems ("Material Technology") to determine whether such Material Technology can be used prior to, during and after calendar year 2000 A.D., and will be reasonably expected to operate during each such time period, either on a stand-alone basis, or by interacting or interoperating with third-party Material Technology, without material error relating to processing, calculating, comparing, sequencing or other use of date data (the foregoing ability, "Year 2000 Compliant"). The Year 2000 Program identifies remediation, repair or replacement actions to be taken with respect to any Material Technology which has been or may be identified as not Year 2000 Compliant. The Operating Entities have used Commercially Reasonable Efforts to conduct, or to cause to be conducted, the Material Technology due diligence, remediation, repair or replacement activities at the times and in the manner set forth in the Year 2000 Program, except where the failure to conduct such activities would not have a Material Adverse Effect. Within ten days after the date hereof Sellers will deliver to Buyer a description of the Systems' Year 2000 Program.

SECTION 5.24      CURE

         For all purposes under this Agreement, the existence or occurrence of any event or circumstance which constitute a breach of a representation or warranty of Sellers on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if the event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.


                              ARTICLE VI. COVENANTS


SECTION 6.1       CERTAIN AFFIRMATIVE COVENANTS OF SELLERS REGARDING THE
SYSTEMS.

         Except as Buyer may otherwise consent in writing, between the date of this Agreement and Closing (or, if earlier, termination of this Agreement), Sellers shall, and shall cause the Operating Entities to:

         a. Subject to the other provisions of Sections 6.1 and 6.2 hereof, operate the Business substantially in accordance with the Operating Entities' operating and capital budgets as previously provided and attached in summary form as Schedule 5.15(c)

(provided that this covenant shall not be construed to be a covenant, warranty or representation that the projected revenues, subscriber numbers, operating margins or cash flow in such budgets will be achieved), in the ordinary course of business consistent with the Operating Entities' past practices; provided that (i) TWF1 or FCILP may complete the acquisition of the ARH Stock, and (ii) Cooney, Master and Tioga may enter into the TWF2 Distribution Agreement, and
(iii) FCILP and Hornell may enter into the TWF1 Distribution Agreement. Notwithstanding the forgoing if Sellers do not proceed with cable modem launches and Buyer has consented to the same, such failure by Sellers will not constitute a breach of this covenant.

         b. furnish, and use Commercially Reasonable Efforts to cause its counsel, accountants, representatives and advisors to cooperate, in furnishing to Buyer, such information as is reasonably available to Sellers and is required for Buyer to comply with its disclosure responsibilities under the federal securities laws. Buyer shall pay the reasonable expenses of Sellers incurred in connection therewith. This covenant will survive the Closing.

         c. use Commercially Reasonable Efforts to operate the Business in substantial compliance with applicable Legal Requirements;

         d. use Commercially Reasonable Efforts to preserve the current business organization of the Business intact, including preserving existing relationships with Persons having business with the Business and filing any required documents with any Governmental Authority and filing for renewals of any Franchises in the ordinary course and consistent with past practice;

         e. provide Buyer and its counsel, lenders, accountants, and other representatives reasonable access to the Business, the employees of the Business, the Real Property, the other Assets, and Asset Sellers' and the Controlled Entities' books and records relating to the Business during normal business hours, provided that such access shall not unreasonably disrupt the normal business operations of the Business;

         f. deliver to Buyer copies of any unaudited monthly and quarterly financial statements for the Systems regularly prepared by Asset Sellers and the Controlled Entities (subject to availability and confidentiality and nondisclosure constraints in the case of ARH) at any time from the date hereof until Closing (or, if earlier, termination of this Agreement) which will be prepared in all material respects in accordance with GAAP;

         g. continue the pricing, marketing, advertising, promotion and other activities with respect to the Business substantially and materially in the normal and ordinary course of business consistent with the Operating Companies' past practices, provided that TWF2 may introduce a tier service in certain Systems in the State of
Michigan;

         h. consult with Buyer with respect to entering into new retransmission consent agreements with respect to off-air programming carried by the Systems, except for retransmission consent agreements that include no payment obligations and no obligation to carry other programming; and

         i. continue to carry and maintain in full force and effect its existing bonds and casualty and liability insurance with respect to the Business through and including the Closing Date, with such changes thereto as may be made in the ordinary course of business.

SECTION 6.2       CERTAIN NEGATIVE COVENANTS OF SELLERS.

         Except as Buyer may otherwise consent in writing or as otherwise contemplated by this Agreement, between the date hereof and Closing (or, if earlier, termination of this Agreement), Asset Sellers shall not do or cause to be done any of the following and shall cause the Operating Entities not to do any of the following:

         a. modify, terminate, suspend or abrogate any Franchise, License or material Contract other than in the ordinary course of business; provided that the Amended and Restated Agreement of Limited Partnership of FCILP may be amended to delete Article XI (dealing with life insurance and related matters) therefrom.

         b. sell, assign, lease or otherwise dispose of any of the Assets, unless such Assets are consumed or disposed of in the ordinary course of business or in conjunction with the acquisition of replacement property of equivalent kind and value, or are no longer used or useful in the business or operation of the Systems;

         c. except in accordance with past practice, implement any new marketing plans except as set forth in Schedule 6.2 or as consented to by Buyer, such consent not to be unreasonably withheld; provided that Sellers may implement incentive bonus or commission plans for employees and contractors;

         d. except in the ordinary course of business, adopt any employee benefit plan or incur debt for borrowed money (except (x) under existing credit arrangements or (y) in connection with the distributions under the TWF1 Distribution Agreement and the TWF2 Distribution Agreement);

         e. except in the ordinary course of business, enter into any new material employment agreement, consulting or salary continuation agreement with any officers or employees or grant any increases in compensation or benefits except in accordance with past practice; provided that the Operating Entities may implement and pay stay bonuses for employees and may pay severance to employees not hired by Buyer; or

         f. except for a Capacity License Agreement to be entered into with ARH, enter into any new capacity license agreement or similar agreement providing for use of fiber capacity at the Systems, or modify an existing capacity license agreement, with an Affiliate of Sellers except pursuant to existing Capacity License Agreements.

SECTION 6.3       EMPLOYEE MATTERS.

         a. Buyer may offer employment to all of the System-based employees of Asset Sellers who perform services with respect to the operations of the Asset Sellers Systems as of the Closing Date, on terms and conditions (including compensation and benefits) at least as favorable to such employees as the terms and conditions of such employees' employment with the Sellers as of the date of this Agreement. Buyer shall recognize the same term of service used by the Operating Companies (or TWF1 and TWF2) for any employee of Asset Sellers hired by Buyer in determining such employee's vacation benefits under Buyer's vacation plan and other employee benefit plans. Buyer also shall permit any former employee of Asset Sellers hired by Buyer (a "Transferred Employee") to participate in Buyer's group health plan without imposing any waiting periods so long as such employee was covered by Asset Sellers' health plan immediately prior to the Closing. To the extent that accrued vacation time is included in the Current Items Amount, Buyer shall permit any Transferred Employee to take any such accrued vacation at whatever times the employee would have been entitled to take such vacation had the employee not left the employ of Asset Sellers, or shall pay such employee for any such accrued vacation time that such employee is not able to take under Buyer's vacation plan. Buyer shall also assume any liability relative to COBRA that the Operating Entities would have been required to satisfy for employees of the Controlled Entities arising on or after the Closing Date.

         b. Nothing in this Agreement shall be construed to create any third party beneficiary rights in favor of any person not a party to this Agreement or to constitute an offer of employment, employment agreement or condition of employment for any of the employees of the Business.

         c. Buyer shall notify Sellers at least seventy-five (75) days prior to Closing which employees Buyer will offer employment to; provided that Buyer shall not advise the System employees of its decision more than 30 days prior to Closing, and shall consult with Sellers prior to making any announcement to the employees.

         d. Each Transferred Employee shall cease to actively participate in each of Asset Sellers' Employee Benefit Plans (and plans of Sellers' affiliates) for periods on and after the Closing Date. As of the Closing Date, Transferred Employees (and their eligible dependents and beneficiaries) shall be eligible to participate in Buyer's health, retirement, vacation and other Employee Benefit Plans. Buyer shall credit Transferred Employees for length of service used by Asset Sellers and their affiliates for purposes of eligibility and vesting under such plans. Notwithstanding the foregoing, as of and immediately after the Closing, Buyer shall provide (i) the Transferred Employees (and their eligible dependents and beneficiaries) health coverage under plans or programs of Buyer, and (ii) for the waiver under such plans or programs of any pre-existing condition exclusions and waiting periods (except to the extent that such exclusions would have then applied or waiting periods were not satisfied under Asset Seller's health plans).

         e. Prior to Closing Buyer shall deliver to Sellers (i) a copy of the most recent IRS determination letter with respect to the qualification of Buyer's defined contribution plan (the "Buyer's Savings Plan"), (ii) a copy of Buyer's Savings Plan and any amendments thereto, including any amendments required under section 411(d)(6) of the Code with respect to the transfer described herein from the Sellers' 401(k) Savings Plan (the "Asset Seller's Savings Plan") to the Buyer's Savings Plan, and (iii) any other documentation reasonably requested by Asset Sellers with respect to the qualification of Buyer's Savings Plan. At Closing Buyer shall permit Asset Sellers to transfer to the trust under the Buyer's Savings Plan the liability for the account balances under the Asset Sellers' Savings Plans of those Transferred Employees who were participants in the Asset Sellers' Savings Plan, together with the cash and securities comprising such account balances, determined as of the regular valuation date of the Asset Seller's Savings Plan that is coincident with or immediately preceding the transfer date. Buyer shall procure as soon as possible all consents and determination letters necessary to complete the foregoing transfers to Buyer's Savings Plan.

         f. Buyer shall not, at any time prior to 60 days after the Closing Date, effectuate or permit any Operating Company to effectuate a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") affecting in whole or in part and site of employment, facility, operating unit or employee of an Operating Company, without complying with the notice requirements and other provisions of WARN.

SECTION 6.4       CONFIDENTIALITY.

         Any nonpublic information that either party ("Recipient Party") may obtain from the other ("Disclosing Party") in connection with this Agreement with respect to the Disclosing Party or the Systems shall be confidential and, unless and until Closing shall occur, Recipient Party shall not disclose any such information to any third party (other than its directors, officers, partners, employees, counsel and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of Disclosing Party; provided that (i) Recipient may use and disclose any such information once it has been publicly disclosed (other than by Recipient Party in breach of its obligations under this Section) or that rightfully has come into the possession of Recipient Party (other than from Disclosing Party), and
(ii) to the extent that Recipient Party may become compelled by Legal Requirements to disclose any of such information, Recipient Party may disclose such information if it shall have made all reasonable efforts, and shall have afforded Disclosing Party the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. If this Agreement is terminated, Recipient Party shall use all reasonable efforts to cause to be delivered to Disclosing Party, and retain no copies of, any documents, work papers and other materials obtained by or on the behalf of Recipient Party from Disclosing Party, whether so obtained before or after the execution hereof. The rights and obligations of Buyer and Sellers under this Section 6.5 shall survive Closing or the termination of this Agreement indefinitely. Notwithstanding the foregoing, the following will not constitute a part of the information for the purposes of this Section:

         a. information that a party can show was known by the Recipient Party prior to the disclosure thereof by the Disclosing Party;

         b. information that is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by the Recipient Party in breach of this Section 6.4;

         c. information that is independently developed by the Recipient Party;

         d. information that is or becomes available to the Recipient Party on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not known by the Recipient Party to be bound by any obligation or confidentiality in relation thereto;

         e. information regarding the Operating Entities that is contained in filings by Buyer with the Securities and Exchange Commission regarding the transaction contemplated by this Agreement.

SECTION 6.5       NOTIFICATION OF CERTAIN MATTERS.

         Buyer will promptly notify Seller in writing of any fact, event, circumstance, action or omission of which Buyer obtains knowledge the existence or occurrence of which would cause any of Sellers' representations or warranties under this Agreement not to be true in any material respect. For purposes of this Section 6.5, Buyer's knowledge means actual knowledge of any of David McCall, David Barford, Kent Kalkwarf, Jerald Kent or Curtis Shaw.

SECTION 6.6       COMMERCIALLY REASONABLE EFFORTS.

         Without limiting any of the obligations of the parties hereunder, each party shall use Commercially Reasonable Efforts to take all steps within its power, and will cooperate with the other party, its respective counsel, accountants, agents and other representatives in connection with any actions required to be taken as part of their respective obligations hereunder and to cause to be fulfilled those of the conditions to the other party's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and to execute and deliver such instruments and take such other commercially reasonable best actions as may be necessary to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

SECTION 6.7       CONSENTS.

         a. Sellers and Buyer will use Commercially Reasonable Efforts to attempt to obtain as soon as practicable all Required Consents and any other consents of which Sellers or Buyer become aware are required for the transfer of the Asset Sellers Assets and Ownership Interests; and Buyer will cause its representatives to attend meetings of franchising authorities where action on a requested approval to transfer is to be considered.

         b. Promptly after the execution of this Agreement, but no later than thirty (30) days after the date hereof (or, if the approvals required at Section 7.2(g) are not obtained by such date, within five (5) days after such approvals are obtained, Sellers and Buyer shall make application to the FCC for the consent and approval of the FCC to the transfer of the ownership or control of all FCC Licenses of the Systems from Sellers to Buyer.

         c. On or prior to the expiration of thirty (30) business days after the date of this Agreement (or if the approvals required at Section 7.2(g) are not obtained by such date, within five (5) days after such approvals are obtained, Sellers and Buyer shall, each at its own expense, prepare and file Applications for Franchise Authority consent to Assignment or Transfer of Control of Cable Television Franchise FCC 394 ("Forms 394") with the local Governmental Authorities that have issued Franchises to Asset Sellers and the Controlled Entities or their affiliates (except in the case of ARH as otherwise provided in the ARH Purchase Agreement) and which require franchise authority consent to transfer (or, where applicable, for change of control), and shall use Commercially Reasonable Efforts to file all additional information required by such Franchises or applicable local Legal Requirements or that the Governmental Authorities deem necessary or appropriate in connection with their consideration of the request of Sellers and Buyer that such authority approve of the transfer of the Franchises to Buyer. Thereafter Buyer shall attend such meetings and provide such information as the franchising authorities may request in connection with their consideration of the request for approval to transfer the Franchises to the Buyer and/or approval of change of control of the Controlled Entities. If a franchising authority does not expressly reject a request for approval to transfer a Franchise within 120 days after the delivery of a Form 394 to the franchising authority (plus such extensions of time as are mutually agreed upon by Buyer and Sellers), then that franchising authority shall be deemed to have consented to the transfer or change of control of that Franchise for purposes of determining satisfaction of the conditions set forth at Section 7.1(g) and satisfaction of the parties' covenants under this Section 6.7.

         d. If a Governmental Authority or other Person imposes any commercially reasonable non-monetary obligation in connection with granting its consent under a Franchise, License or Contract, Buyer will comply with such obligation after Closing (and Buyer agrees that Sellers may cause any Operating Entity to accept any such commercially reasonable non-monetary obligation).

         e. Without limiting the foregoing, Buyer will deliver promptly to the Governmental Authorities for those Governmental Permits transferred at Closing all bonds, letters of credit, indemnity agreements, or certificates of deposit required by such Governmental Authorities and will use its Commercially Reasonable Efforts to cooperate with Sellers to obtain a release by such Governmental Authorities of the Operating Entities' bonds, letters of credit, indemnity agreements, and certificates of deposit.

         f. If notwithstanding their Commercially Reasonable Efforts Sellers are unable to obtain any Required Consents, none of the Sellers or the Operating Entities shall be liable to Buyer or any other Person for breach of covenant or otherwise.

SECTION 6.8       RISK OF LOSS; CONDEMNATION.

         a. Sellers will bear the risk of any loss or damage to the Assets resulting from fire, theft, other casualty, condemnation or taking at all times prior to the Closing. If any such loss, damage, condemnation or taking is so substantial as to prevent resumption of normal operation prior to the Closing Date of Systems serving more than 10% of the aggregate EBU's of the Systems at December 31, 1998, then Buyer may either (i) terminate this Agreement or (ii) elect to close, in which event (A) all insurance proceeds would be assigned to Buyer, (B) there would be no reduction in the Purchase Price, and (C) Sellers will be deemed to have made no warranties concerning the damaged Assets. If such loss, casualty or taking does not cause more than 10% of the Systems' aggregate EBU's to have service suspended beyond the Closing Date then neither party may terminate this Agreement. If the acquisition is completed, notwithstanding such loss, damage or taking, then all insurance proceeds and condemnation proceeds paid or payable as a result of the occurrence of the event causing such loss, damage or condemnation will be delivered by Sellers to Buyer at the Closing, or the rights to such proceeds will be assigned by Sellers to Buyer at the Closing if not yet paid over to Sellers.

SECTION 6.9       PENDING ACQUISITIONS.

         a. TWF1 is presently under contract to acquire all of the stock (the "ARH Stock") of ARH, which owns and operates cable television systems in the States of West Virginia and Texas (the "ARH Systems"), pursuant to the ARH Purchase Agreement. If the acquisition of the ARH Stock is closed prior to the Closing, then ARH shall be deemed a Controlled Entity for purposes of this Agreement, including for purposes of calculating the number of EBU's and the adjustments to the Purchase Price purchase to Section 2.7.

         b. If the acquisition of the stock of ARH has not been completed as of the Closing but the ARH Purchase Agreement remains in effect, then the following shall apply:

                  i. The Purchase Price payable at Closing shall be reduced by the product of the ARH Subscriber Number times the EBU Adjustment Factor (such product is referred to herein as the "ARH Price Factor"), and the Threshold EBU Number shall be reduced by the ARH Subscriber Number;

                  ii. The FCILP Sellers shall not be required to own the ARH Stock at Closing, but FCILP shall be the assignee of TWF1's interest under the ARH

         Purchase Agreement to Buyer, and this Agreement shall otherwise remain in effect;

                  iii. Buyer shall cause FCILP to satisfy all of the obligations of the purchaser under the ARH Purchase Agreement and shall use best efforts to close the transaction contemplated thereby as expeditiously as possible; and

                  iv. On the date of closing of the transaction under the ARH Purchase Agreement, Buyer shall pay to the FCILP Sellers by wire transfer of funds as additional Purchase Price an amount equal to the excess of (i) the ARH Price Factor over (ii) $49,870,000.

         c. If as of the date of Closing the stock of ARH has not been acquired by TWF1 and the ARH Purchase Agreement has been properly terminated under the terms thereof, then (i) the Purchase Price will be reduced by the ARH Price Factor, (ii) the Threshold EBU Number will be reduced by the ARH Subscriber Number, (iii) FCILP shall not be required to own the ARH Stock, and ARH shall not be a "Controlled Entity" for purposes of this Agreement, but this Agreement shall otherwise remain in effect.

SECTION 6.10      REPAYMENT OF INDEBTEDNESS OF CONTROLLED ENTITIES

         Simultaneous with Closing Buyer shall cause the indebtedness under the Controlled Entity Credit Agreements to be repaid in full (including any prepayment penalties and premium and any breakage costs); unless Buyer has obtained the lenders' consent that (i) such credit agreements may remain in effect notwithstanding the changed ownership of the Controlled Entity and (ii) all guaranties, pledges, and other obligations of Entity Sellers shall be released in full. If Buyer does keep any such credit facility in place it will also assume any rate hedging instruments or agreements of the Controlled Entities that relate to such credit agreements.

SECTION 6.11      YEAR 2000 MATTERS

         Sellers shall use Commercially Reasonable Efforts to cause the Operating Entities to implement the plan described in Section 5.23 to prepare the Systems for the Year 2000 and shall keep Buyer apprised as Buyer may reasonably request regarding such matters. Buyer shall have the right upon reasonable notice and during business hours to periodically inspect the Operating Entities' compliance with Year 2000 issues.

SECTION 6.12      TAX MATTERS

         The following provisions shall govern the allocation of responsibility between the Buyer and the Sellers for certain tax matters following the Closing
Date:

         a.       Cooperation on Tax Matters.

         (1) The Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Asset Sellers Assets, Asset Sellers Business, Asset Sellers Systems, and the Controlled Entities relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or any Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or Sellers, as the case may be, shall allow the other party to take possession of such books and records to the extent they would otherwise be destroyed or discarded.

         (2) The Buyer and the Sellers further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including Taxes with respect to the transactions contemplated hereby).

         (3) The Buyer and the Sellers agree that if any of them receives any notice of an audit or examination from any Governmental Authority with respect to Taxes relating to the Asset Sellers Asset, Asset Sellers Business, Asset Sellers Systems or a Controlled Entity for any taxable period or portion thereof ending on or prior to the Closing Date, then the recipient of such notice shall, within three (3) days of the receipt thereof, notify and provide copies of such notice to the other party, as the case may be, in accordance with the notice provisions of Section 12.3, provided that Sellers shall control such audit or examination with respect to Taxes for any taxable period or portion thereof ending on or prior to the Closing Date, provided further that Sellers shall not enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would materially adversely affect the Buyer for such year without the written consent of Buyer, which consent may not be unreasonably withheld.

         b. Tax Elections. From and after the date of this Agreement, the Sellers shall not cause or permit any Controlled Entity, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld) to make, or cause or permit to be made, any Tax election that would adversely affect Buyer in any material respect.

         c. Tax Returns to be Filed After the Closing Date. The General Partner of FCILP shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of FCILP which are required to be filed after the Closing Date and relate solely to periods or portions thereof ending on or prior to the Closing Date. Such Tax Returns shall be prepared in accordance with FCILP's past custom and practice (subject to applicable Legal Requirements and determined on the basis of the appropriate permanent records of FCILP).

         d. The Sellers agree to cooperate, and to cause CSI, Hornell, ARH and Tioga to cooperate with Buyer prior to the Closing in restructuring the transaction contemplated by this Agreement by (i) permitting the Buyer to purchase the assets held by CSI, Hornell, ARH and/or Tioga from CSI, Hornell, ARH and/or Tioga, respectively, and/or (ii) causing CSI, Hornell, ARH and/or Tioga to form one or more subsidiary entities to which all or a portion of the assets held by such party will be transferred and permitting Buyer to purchase all or a portion of the interest in such subsidiary entity or entities, provided, that, such cooperation may be withheld with respect to each request by Buyer if Sellers in their sole and reasonable discretion, determine that complying with such request would have an adverse economic effect (including without limitation, with respect to Taxes) on any Seller, their Affiliates or any direct or indirect equity holder of any Seller or their Affiliates, but excluding any adverse economic effect for which Buyer agrees to provides a cash payment to Sellers and/or their Affiliates to compensate for the adverse economic effect, and provided, further, that Buyer agrees to indemnify and hold harmless Sellers and/or their Affiliates against any and all Losses incurred as a result of the restructuring contemplated by this Section 6.12(d).

                        ARTICLE VII. CONDITIONS PRECEDENT


SECTION 7.1       CONDITIONS TO BUYER'S OBLIGATIONS.

         The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Buyer in its sole discretion.

         a. Accuracy of Representations and Warranties. Those representations and warranties of Sellers set forth at Article V of this Agreement which are expressly stated to be made as of the date of this Agreement or another specified date shall be true and correct in all material respects as of such date, without regard to the materiality or Material Adverse Effect qualifiers set forth therein (except for representations and warranties with respect to the delivery of documents to Buyer or the listing of documents on a Schedule hereto) and all other representations and warranties of Sellers in Articles V and VI shall be true and correct in all material respects at and as of Closing without regard to the materiality or Material Adverse Effect qualifiers set forth therein (except for representations and warranties with respect to the delivery of documents to Buyer or the listing of documents on a Schedule hereto) with the same effect as if made at and as of Closing except for changes contemplated under this Agreement, provided that for purposes of the foregoing sentence, the representations and warranties shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect, when compared with the state of facts that would exist if all such representations and warranties were true in all respects as of the applicable times.

         b. Performance of Agreements. Sellers shall have performed and complied with in all material respects the obligations and covenants in this Agreement to be performed and complied with by them at or before Closing.

         c. Officer's Certificate. Buyer shall have received a certificate executed by an executive officer of a general partner of each Seller that is a partnership, an executive officer of each Seller which is a corporation or limited liability company, and the trustee of any Seller that is a trust, and Sellers who are natural persons, dated as of Closing, certifying (with respect to the representations, warranties and covenants made by such Seller) that the conditions specified in Sections 7.1(a) and (b) have been satisfied.

         d. Legal Proceedings. No Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction that enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement, and there shall be no Litigation pending or threatened by a Governmental Authority (other than a franchising authority) (other than Litigation instituted by or on behalf of Buyer or its Affiliates) that seeks or that, if successful, would have the effect of any of the foregoing.

         e. Delivery of Documents. Sellers shall have delivered or caused to be delivered the documents set forth at Section 8.2.

         f. Opinion of Sellers' Counsel. Buyer shall have received (i) an opinion of Cameron & Mittleman, counsel to each Seller, date as of Closing, substantially in the form of Exhibit D (ii) and an opinion of Cole, Raywid & Braverman, FCC counsel to each Seller, dated as of Closing substantially in the form of Exhibit E.

         g. Franchise Consents. Consents required to be obtained from Governmental Authorities that issued the Franchises for the assignment of the Franchises of the Asset Sellers or the change of control of the Controlled Entities shall have been obtained (or deemed obtained under Section 6.7), or new franchises shall have been issued to Buyer, such that there can be lawfully assigned to Buyer (including Franchises where no approval to assign or change control is required) and/or Buyer shall have obtained its own franchises, covering in the aggregate at least ninety percent (90%) of the aggregate EBUs of the Systems. It is expressly agreed that the absence of other consents to transfer Franchises is not a condition to Buyer's obligation to close the transactions contemplated by this Agreement. If one hundred twenty (120) days shall not have elapsed since the date of initial filing of the FCC Form 394 with respect to any consent relating to any Franchise which has not been obtained, then Buyer may delay the closing to a date not later than the 120th day to obtain such consents. If Buyer waives this condition, Buyer shall indemnify Sellers against any loss or liability incurred by Sellers as a result of the failure to have Consents to transfer Franchises.

         h. Mandatory Consents. The Mandatory Consents (other than those relating to Franchises) shall have been obtained.

         i. Liens. Sellers shall have delivered payoff letters with respect to those Liens set forth on Schedule 5.4, which shall include the lienholder's promise to release all liens held by it upon payment of a specified amount.

         j. Transfer Documents. Sellers shall have delivered to Buyer the Bill of Sale, the stock certificates evidencing the Stock duly endorsed for transfer to Buyer, special warranty deeds for the Owned Real Estate, and other instruments of transfer sufficient to convey title to the Asset Sellers Assets and the Stock in accordance with the terms of this Agreement and otherwise in form and substance reasonably satisfactory to Buyer and its counsel.

         k. HSR Act Waiting Period. The waiting period under the HSR Act shall have expired or been terminated.

         l. Minimum EBUS. The number of EBU's shall be greater than 500,000 (483,185 if the transaction under the ARH Purchase Agreement has not been consummated).

         m. Material Adverse Change. No event shall have occurred between the date of this Agreement and the date on which the Closing is to occur that has had a Material Adverse Effect (for purposes of this paragraph a reduction in EBU's shall not constitute by itself a Material Adverse Effect).

         n. Capital Expenditures. The Operating Entities shall have continued Capital Expenditures in the ordinary course of business in a manner substantially consistent with their 1999 budget as previously provided to Buyer and summarized on Schedule 5.15(c), except as otherwise provided herein.

         o. Mountaineer. If Buyer and Mountaineer Telecommunications, LLC ("Mountaineer") have not entered into a definitive agreement for Buyer's investment in Mountaineer pursuant to the term sheet attached as Exhibit G despite the best efforts of Buyer to do so, then the Capacity License Agreements with FiberNet, LLC, FiberNet of Michigan, LLC and FiberNet Telecommunications of Pennsylvania, LLC, including the Capacity License Agreement entered into between FiberNet, LLC and ARH, shall have been amended such that the terms (other than descriptions of locations and costs) are the same as the terms of the original agreements dated April 1, 1999 between TWF1 and, respectively, FiberNet, LLC and FiberNet Telecommunications of Pennsylvania, LLC.

SECTION 7.2       CONDITIONS TO SELLERS' OBLIGATIONS.

         The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Sellers, in its sole discretion:

         a. Accuracy of Representations and Warranties. The representations and warranties of Buyer in this Agreement shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing without regard to the materiality or Material Adverse Effect qualifiers set forth therein (except for representations and warranties with respect to the delivery of documents to Buyer or the listing of documents on a Schedule hereto) except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date, provided that for purposes of the foregoing sentence, the representations and warranties shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect, when compared with the state of facts that would exist if all such representations and warranties were true in all respects as of the applicable times.

         b. Performance of Agreements. Buyer shall have performed in all material respects all agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before Closing.

         c. Officer's Certificate. Sellers shall have received a certificate executed by an executive officer of Buyer, dated as of Closing, certifying that the conditions specified in Sections 7.2(a) and (b) have been satisfied.

         d. Delivery of Documents. Buyer shall have delivered or caused to be delivered the documents set forth at Section 8.3.

         e. Legal Proceedings. No Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction that enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated hereby, and there shall be no Litigation pending or threatened that seeks or that, if successful, would have the effect of any of the foregoing.

         f. Opinion of Buyer's Counsel. Sellers shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP counsel to Buyer, dated as of Closing, substantially in the form of Exhibit F.

         g. Board Approval. The Management Committee of TWF1 and TWF2 shall have approved the transactions contemplated hereby. Between the date of this Agreement and the date of the next meeting of the Board of Directors of Time Warner, Inc., except for matters involving the TWF1 Distribution Agreement and the TWF2 Distribution Agreement, none of the Sellers will, nor will any of them authorize or permit any officer, director, partner, employee, advisor, or representative to directly or indirectly solicit or initiate or encourage the submission of any proposal, negotiate, provide to any person or respond to any request for information with respect to the sale of the Assets or Ownership Interests (except in any case with the Buyer), and Sellers will advise Buyer, within 24 hours thereof, of any written communications received by Robert C. Fanch or Jeffrey D. Elberson from any third party asking to acquire any of the Systems and/or any Ownership

Interest. Until the next meeting of the Board of Directors of Time Warner, Inc. ("TWI"), Sellers immediately will cease and cause to be terminated any existing activities, discussions or negotiations with any other person that have been conducted with respect to any acquisition proposal with respect to any of the Systems or Ownership Interests. In the event the Board of Directors of TWI does not approve the transaction contemplated hereby, then the following shall apply:
If within one year after the date hereof the Ownership Interests and Asset Sellers Assets are sold for a price in excess of $2,400,000,000, then the Operating Entities shall pay to Buyer upon any such sale an amount equal to the greater of (i) $50,000,000, or (ii) the total consideration received in such sale in excess of the Base Amount. The Base Amount means $2,400,000,000 through November 30, 1999, and increases by $14,000,000 on December 1, 1999 and on the first day of each month thereafter.

         h. HSR Act Waiting Period. The waiting period under the HSR Act shall have expired.

         i. Distribution of Assets. The distribution of assets contemplated by the TWF1 Distribution Agreement and the TWF2 Distribution Agreement shall have been completed.

SECTION 7.3       NON-ASSIGNMENT.

         If at Closing at least ninety percent (90%) of the EBU's are in areas that (i) do not require franchises or (ii) are served under Franchises that do not require consent to transfer, or (iii) are served under Franchises for which consent to transfer has been obtained in accordance with this Agreement or (iv) are served under Franchises issued directly to Buyer (collectively "Transferable Franchise Areas"), then Buyer shall acquire all of the Systems and no special arrangement shall be made with respect to Franchises for which consent to transfer is required but is not obtained, and there shall be no adjustment in the Purchase Price. As to any Franchises that require consent to assign for which consent has not been obtained, there shall be no change in the Purchase Price, and the applicable Seller(s) and Buyer shall enter into a management agreement containing terms generally contained in agreements of this type, by which Buyer shall manage the applicable System(s) (the "Withheld Systems") and Buyer shall retain all cash flow of such Withheld Systems until the consent to transfer such System is obtained, whereupon the applicable Withheld System and Franchise shall be assigned to Buyer. If Buyer requests the sale of any Withheld System prior to its transfer to Buyer, the applicable Seller shall use reasonable commercial efforts to sell the same, and in the event of any such sale the proceeds of the sale, after expenses of sale, shall be paid to Buyer. On the first anniversary of the Closing Date, any Withheld System that has not been sold shall be conveyed to Buyer, regardless of whether or not the franchise transfer consent was obtained.


                              ARTICLE VIII. CLOSING


SECTION 8.1       CLOSING; TIME AND PLACE

         a. Subject to the terms and conditions of this Agreement, the purchase by Buyer of the Stock and the Asset Sellers Assets pursuant to this Agreement ("the Closing") shall be held at the offices of Buyer's counsel, Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022 at 10:00 a.m., local time, on October 31, 1999, or at such earlier or later date as may be agreed upon by Sellers and Buyer (the "Closing Date").

         b. If at October 31, 1999, the conditions to a party's obligation to close under Section 7.1 or Section 7.2 have not been satisfied or waived, then unless the failure of condition resulted from such party's breach of any of its warranties or covenants under this Agreement, then that party may extend the Closing Date to a date until all such conditions have been met or waived but not to a date later than March 31, 2000 (the "Outside Closing Date"). If the Closing Date is so extended, then the Closing shall be held on either (at Seller's option) (i) the fifth day after all such conditions have been waived or satisfied or (ii) the last Business Day of the month in which all such conditions are satisfied or waived. Either party may notify the other that all such conditions have been satisfied or waived and may set the Closing for the last Business Day of the month in which such notice is given.

SECTION 8.2       SELLERS' DELIVERIES.

         At Closing, Sellers shall deliver or cause to be delivered to Buyer the following:

         a. Bill of Sale. Executed counterparts of the Bill of Sale in the form of Exhibit B (the "Bill of Sale");

         b. Stock Certificates. The original certificates evidencing the Stock, duly endorsed for transfer to Buyer;

         c. Officer's Certificate. The certificate described in Section 7.1(c);

         d. Evidence of Authorizing Actions. A certificate executed by each Seller that is not a natural person, dated as of the Closing Date, (1) certifying that the resolutions, as attached to said certificate, were duly adopted by its appropriate governing body authorizing and approving the execution by such party of this Agreement and the other Transaction Documents to which such party is a party and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; and (2) providing, as attachments thereto, Certificates of Good Standing for each Seller where obtainable certified by an appropriate state official of the state of formation certified by such state official as of a date not more that fifteen (15) days before the Closing Date;

         e. Opinion of Sellers' Counsel. The opinion described in Section 7.1(f)(i);

         f. Opinion of Sellers' FCC Counsel. The opinion described in Section 7.1(f)(ii);

         g. Vehicle Titles. Title certificates to all vehicles included in the Asset Sellers Assets, endorsed for transfer of title to Buyer, and any separate bills of sale and other vehicle title transfer documentation required by the laws of the state in which such vehicles are titled;

         h. Documents and Records. All (i) existing blueprints, schematics, working drawings, plans, specifications, projections, statistics, engineering records, original plant records, construction, and as-built maps in Sellers' possession relating to the Systems, (ii) employee records of Controlled Entity employees, and (iii) customer lists, files and records used by the Sellers in connection with the operation of the Systems, including lists of all pending subscriber hook-ups, disconnects and all repair orders, supply orders and any other records pertinent to the operation of the Systems. Delivery of the foregoing shall be deemed made to the extent such lists, files, and records are located as of the Closing Date at any of the offices included in the Owned Real Property or the Leased Real Property;

         i. Controlled Entity Records. The original stock, limited liability company interest or partnership record book(s) and minute books of the Controlled Entities and other similar records of the Controlled Entities;

         j. Resignations. Resignations of all officers and directors of the Controlled Entities and releases by partners and shareholders of the Controlled Entities releasing all claims they may have against the Controlled Entities other than pursuant to this Agreement;

         k. Incumbency. An incumbency certificate of the persons providing the certificate under clause (d) above;

         l. Compliance with FIRPTA. A certificate executed by each Seller, in a form reasonably satisfactory to the Buyer, pursuant to Section 1.1445-2(b)(2) of the Treasury Regulations promulgated under the Code, certifying that such Seller is not a foreign person; and

         m. Indemnity Escrow Agreement. The Indemnity Escrow Agreement, duly executed by each Seller and the Escrow Agent.

SECTION 8.3       BUYER'S DELIVERIES.

         At Closing, Buyer shall deliver or cause to be delivered to Seller the following:

         a. Purchase Price and Current Items Amount. The Purchase Price plus or minus the Current Items Amount, the Subscriber Adjustment and Escrow, as determined in accordance with the provisions of Section 2.7(a);

         b. Bill of Sale. Executed counterparts of the Bill of Sale;

         c. Assumption Agreement. An assumption agreement substantially in the form attached hereto as Exhibit C;

         d. Officer's Certificate. The certificate described in Section 7.2(c);

         e. Evidence of Authorizations. A certificate executed by Buyer, dated as of the Closing Date, (1) certifying that the resolutions, as attached to said certificate, were duly adopted by the Board of Directors of Buyer, authorizing and approving the execution by such party of this Agreement and the other Transaction Documents to which such party is a party and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; and (2) providing, as attachments thereto, Certificates of Good Standing for Buyer certified by an appropriate state official of the State of Delaware certified by such state official as of a date not more than fifteen (15) days before the Closing Date;

         f. Incumbency. An incumbency certificate of Buyer evidencing the authority of the entities and individuals who are signatories to this Agreement and each other Transaction Documents to which Buyer is a party; and

         g. Opinion of Buyer's Counsel. The opinion described in Section 7.2(e); and

         h. Indemnity Escrow Agreement. The Indemnity Escrow Agreement, duly executed by Buyer and the Escrow Agent.


                             ARTICLE IX. TERMINATION


SECTION 9.1       TERMINATION EVENTS.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows:

         a. At any time, by the mutual written agreement of Buyer and Sellers;

         b. By either Buyer or Sellers upon written notice to the other, if the other is in material breach or default of its respective covenants, agreements, or other obligations herein, or if any of its representations herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, and such breach, default or failure is not cured within sixty (60) days of receipt of notice that such breach, default or failure exists or has occurred, or, if such breach, default or failure cannot be cured, the breaching party has not agreed to fairly compensate the non-breaching party or such breach, default or failure to the reasonable satisfaction of the non-breaching party or the non-breaching party waives such breach, default or failure; provided that no such cure period shall apply to Buyer's failure to close the transaction contemplated hereby on the Closing Date if the conditions set forth at Section 7.1 hereof have been satisfied.

         c. By either Buyer or Sellers upon written notice to the other on or after the Outside Closing Date if any conditions to its obligations set forth in Sections 7.1 and 7.2, respectively, shall not have been satisfied on or before the Outside Closing Date for any reason other than a willful and intentional breach or default by such terminating party of its respective covenants, agreements or other obligations hereunder that caused such conditions not to be met; or

         d. By Sellers or Buyer if the condition set forth at Section 7.2(g) is not satisfied by August 30, 1999; or

         e. As otherwise provided herein.

No party may terminate this Agreement after the Closing has occurred.

SECTION 9.2       EFFECT OF TERMINATION.

         If this Agreement shall be terminated pursuant to Section 9.1, all obligations of the parties hereunder shall terminate and there will be no liability on the part of any party to any other party or Person in respect thereof, except for the obligations set forth in Sections 6.4, 7.2(g), 10.1, 10.2, 10.3, 12.1, and 12.10.


                       ARTICLE X. REMEDIES IN THE EVENT OF
                            DEFAULT PRIOR TO CLOSING


SECTION 10.1      DEFAULT BY BUYER.

         If Buyer shall default in the performance of its obligations under this Agreement in any material respect or if, as a result of Buyer's willful breach of its obligations pursuant to this Agreement, the conditions precedent to Sellers' obligation to close specified in Section 7.2 are not satisfied, Sellers shall be entitled to specific performance of Buyer's obligation to close, as well as any and all other remedies at law or in equity, and the election of any particular remedy shall not preclude pursuit of other remedies.

SECTION 10.2      DEFAULT BY SELLERS.

         If Sellers shall default in the performance of their obligations under this Agreement in any material respect or if, as a result of Sellers' willful breach of their obligations pursuant to this Agreement, the conditions precedent to Buyer's obligation to close specified in Section 7.1 are not satisfied, and Buyer shall not then be in default in the performance of its obligations hereunder in any material respect, Buyer shall be entitled, at Buyer's sole option, either:

         a. to require Sellers to consummate and specifically perform the sale in accordance with the terms of this Agreement, if necessary through injunction or other court order or process; or

         b. to terminate this Agreement by written notice to Sellers.

The foregoing shall be Buyer's sole and exclusive remedies for default by Sellers of this Agreement, and under no circumstances shall Sellers be liable to Buyer for monetary damages upon a default under, or the termination of, this Agreement prior to Closing.

SECTION 10.3      SPECIFIC PERFORMANCE

         Buyer and Sellers acknowledge that irreparable damage would occur if any of their respective covenants and obligations in this Agreement are not performed and that money damages would be an inadequate remedy therefor. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of such covenants and to enforce specifically the covenants and obligations in this Agreement.


                           ARTICLE XI. INDEMNIFICATION


SECTION 11.1      INDEMNIFICATION BY SELLERS.

         From and after Closing, subject to Sections 11.4, 11.5 and 11.6 hereof, each Seller severally (and not jointly) shall indemnify and hold harmless Buyer from and against any and all Losses arising out of or resulting from the following:

         a. Any representations and warranties made by such Seller in this Agreement (with each Seller's representations and warranties limited as provided at Section 3.5) not being true and accurate when made or when required by this Agreement to be true and accurate;

         b. As to any Asset Seller, any liabilities and obligations (other than Assumed Obligations and Liabilities) arising out of or relating to the operation of the Systems of such Asset Seller prior to the Closing Date, including, without limitation, the Retained Liabilities and Obligations, but excluding (i) any liabilities and obligations that are applied to reduce the Purchase Price pursuant to Section 2.6 hereof and (ii) obligations under the Controlled Entity Credit Agreements;

         c. As to any Asset Seller, any obligation to refund to subscribers of the Systems any payments made by such subscribers for service received by them prior to Closing, unless the obligation to make refunds results from Buyer's consent to such refunds or Buyer's request that such refunds be required, provided that the Buyer's acquiescence to a governmental order not requested by Buyer shall not be deemed consent; and

         d. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and reasonable expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

SECTION 11.2      INDEMNIFICATION BY BUYER.

         From and after Closing, Buyer shall indemnify and hold harmless Sellers and each Owner from and against any and all Losses arising out of or resulting from the following:

         a. Any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

         b. Any of the Assumed Obligations and Liabilities;

         c. Any liabilities and obligations arising out of or relating to the operation of the Assets, Systems or the Business or the ownership of the Ownership Interests or the Stock subsequent to the Closing Date; and

         d. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempt to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

SECTION 11.3      INDEMNIFIED THIRD PARTY CLAIM.

         a. If any Person not a party to this Agreement shall make any demand or claim or file or threaten to file or continue any Litigation with respect to which Buyer or Sellers is entitled to indemnification pursuant to Sections 11.1 or 11.2, respectively, then within ten (10) days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such demand, claim or Litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee), to defend any such Litigation; provided, however, that the failure to give such notice shall not impair the Indemnitee's rights under this Section 11 unless such failure to give such notice shall have materially impaired the Indemnitor's ability to defend against such third party claim. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such Litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnitee shall have the right to retain its own counsel at the reasonable cost and expense of the Indemnitor. If the Indemnitor shall fail to respond within ten (10) days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such Litigation as it may in its sole discretion deem proper, at the sole reasonable cost and expense of the Indemnitor.

         b. The Indemnitee shall provide reasonable assistance to the Indemnitor and provide access to its books, records and personnel as the Indemnitor reasonably requests in connection will the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for reasonable out-of-pocket costs and expenses incurred by the latter in providing the requested assistance.

         c. In the event that Indemnitor desires to compromise or settle any such claim, Indemnitee shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Indemnitee, and Indemnitee withholds its consent to such compromise or settlement, Indemnitor and Indemnitee agree that (i) Indemnitor's liability shall be limited to the amount of the proposed settlement and Indemnitor shall thereupon be relieved of any further liability with respect to such claim, and (ii) from and after such date, Indemnitee will undertake all legal costs and expenses in connection with such claim and shall indemnify Indemnitor from any further liability or obligation to such third party in connection with such claim in excess of the amount of the proposed settlement. If Indemnitor fails to defend any claim within a reasonable time, Indemnitee shall be entitled to assume the defense thereof, and Indemnitor shall be liable to Indemnitee for its expenses reasonably incurred, including attorney's fees and payment of any settlement amount or judgment.

SECTION 11.4      DETERMINATION OF INDEMNIFICATION AMOUNTS AND RELATED MATTERS.

         a. In calculating amounts payable to an Indemnitee hereunder, the amount of the indemnified losses shall be reduced by the amount of any insurance proceeds paid to the Indemnitee for such Losses.

         b. The provisions of Sections 11.3 and 11.4 shall be applicable to any claim for indemnification made under any other provision of this Agreement and all references in Sections 11.3 and 11.4 to Sections 11.1 and 11.2 shall be deemed to be references to such other provisions of this Agreement.

SECTION 11.5      TIME AND MANNER OF CERTAIN CLAIMS.

         Except as otherwise provided herein, the representations, warranties and pre-Closing covenants and agreements of Buyer and Sellers in this Agreement shall survive Closing for a period of six (6) months, except that the representations and warranties contained in Sections 5.4 and 5.11 shall survive Closing for the period required according of any statute of limitation applicable to such Section, respectively. Buyer's and Sellers' rights to make claims dated thereafter shall likewise expire and be extinguished on such date. Neither Sellers nor Buyer shall have any liability under Sections 11.1 or 11.2, respectively, for breach of any representation or warranty or any other covenant, agreement or obligation to the extent required to be performed prior to the Closing Date, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the said six months.

SECTION 11.6      LIMITATION ON INDEMNIFICATION.

         a. Notwithstanding anything herein to the contrary Buyer's recourse against Sellers after Closing for any breach of warranty, representation or covenant by Sellers, or for any other indemnification obligations or other obligations of Sellers under this Agreement, shall be limited to the amount held under the Indemnity Escrow Agreement. Furthermore, without limiting the foregoing, Buyer's recourse against any Seller Group (as defined at Section 2.5) after Closing for any breach of warranty, representation or covenant by such Seller Group, or for any other indemnification obligations or other obligations of such Seller Group under this Agreement shall be limited to the Indemnity Limit for such Seller Group as provided at Section 2.5 hereof, except that each Seller Group's liability for breach of the warranty at any of Sections 5.2 (authority) or 5.4(a) (title) shall be limited to the portion of the Purchase Price attributable to that Seller Group.

         b. No claim for indemnification may be made by Buyer hereunder and no Sellers shall have liability hereunder except to the extent the aggregate amount of claims exceeds One Million Dollars ($1,000,000).

         c. Buyer shall not be required to make a payment to any Seller pursuant to this Article XI in respect of a breach of warranty by Buyer except to the extent that the total amount owed to the Sellers in the aggregate equals or exceeds One Hundred Thousand Dollars ($100,000); provided that this limitation shall not apply to Buyer's covenant to repay the indebtedness under the Controlled Entity Credit Agreements or to the Assumed Obligations and Liabilities.

         d. The provisions of this Section 11.6 shall be applicable to any claim for indemnification made under any other provision of this Agreement, and all references in Section 11.6 shall be deemed to be references to such other provisions of this Agreement.

         e. The remedies set forth in Section 11.1 of this Agreement shall be exclusive and in lieu of any other remedies that may be available to Buyer under any other agreement or pursuant to any statutory or common law with respect to any Losses of any kind or nature incurred directly or indirectly resulting from or arising out of this Agreement or the transactions contemplated hereby or otherwise arising out of or relating to the Assets, Business, Systems, Ownership Interests or Stock, which other remedies are hereby waived.


                           ARTICLE XII. MISCELLANEOUS


SECTION 12.1      EXPENSES.

         Except as otherwise expressly provided in this Agreement, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts incurred in connection with this Agreement. Sellers shall bear and pay any amounts payable to Waller Capital Corporation in connection with this Agreement and the transactions contemplated hereby.

SECTION 12.2      WAIVERS.

         No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein or in any document delivered pursuant hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligation under this Agreement must be in writing shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

SECTION 12.3      NOTICES.

         All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission

(with automatic machine confirmation), delivered by overnight or other courier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         To Sellers:

         c/o Fanch Communications, Inc.
         1873 South Bellaire Street Suite 1550
         Denver, Colorado 80222
         Attention: Robert C. Fanch, Chairman and
         Jeffrey D. Elberson, Executive Vice President
         Telecopy: 303-756-8420

         Copies (which shall not constitute notice) to:

         Cameron & Mittleman LLP
         56 Exchange Terrace
         Providence, Rhode Island 02903
         Attention: David L. Mayer
         Telecopy: 401-331-5787

         Larry Guffey
         The Blackstone Group
         345 Park Avenue
         New York, New York 10154
         Telecopy: 212-583-5574

         Richard Capelouto, Esquire
         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Telecopy: 212-455-2502


         To Buyer:

         Charter Communications, Inc.
         12444 Powerscourt Drive, Suite 100
         St. Louis, Missouri 63131
         Attention: Jerald L. Kent, President & CEO with a copy to:

         Curtis S. Shaw, General Counsel

         Telephone: 314-965-0555
         Telecopier: 314-965-8793


         Copies (which shall not constitute notice) to:

         Paul, Hastings, Janofsky & Walker LLP
         399 Park Avenue, 31st Floor
         New York, NY 10022
         Attention: Thomas R. Pollock, Esq.
         Telephone: 212-318-6000
         Telecopier: 212-319-4090


or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(i) if delivered by courier service or by facsimile transmission, upon actual receipt by the intended recipient, or (ii) if mailed, upon the earlier of five
(5) days after deposit with the U. S. Postal Service or the date of delivery as shown on the return receipt therefor.

SECTION 12.4      ENTIRE AGREEMENT; AMENDMENTS.

         This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

SECTION 12.5      BINDING EFFECT; BENEFITS.

         This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective heirs, legal Representatives, successors, and permitted assigns. Neither Buyer nor Sellers shall assign this Agreement or delegate any of its duties hereunder to any other Person without the prior written consent of the other. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and-permitted assigns, any rights, remedies or obligations under or by reason of this Agreement; provided, however, that Buyer may assign all or part of its rights, interests or obligations hereunder to one or more Affiliates without the prior written consent of Sellers if such assignment would not delay Closing or delay obtaining any Required Consent or require additional consents, provided that notwithstanding any such assignment Buyer guarantee the performance of all obligations hereunder. No assignment shall delay the filing of FCC Forms 394 or any filings under the HSR Act.

SECTION 12.6      HEADINGS, SCHEDULES, AND EXHIBITS.

         The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Reference to schedules and exhibits shall, unless otherwise indicated, refer to the schedules or exhibits attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.

SECTION 12.7      NON-RECOURSE.

         No Owner, and no employee, partner, member, officer, director, manager or shareholder of any of Sellers or Buyer shall have any liability hereunder.

SECTION 12.8      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.

SECTION 12.9      DISCLAIMER OF WARRANTY.

         Sellers shall not be liable for or bound in any manner by any express or implied, oral or written information, warranty, guaranty, promise, statement, inducement or representation pertaining to the Ownership Interests, the Controlled Entities, the Assets, the Systems or the Business (including projections as to income from and expense of any System, or the uses which can be made of, or the value, prospects or profitability of such System), except as is expressly set forth in this Agreement and the Schedules attached to this Agreement.

SECTION 12.10     PUBLICITY.

         Sellers and Buyer shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to Sellers's employees concerning this Agreement and the transactions contemplated hereby. Neither Sellers nor Buyer shall make any such release, announcement, or statements without consulting with the other prior to such release, announcement or statement; and in no event may any such announcement refer to the price or terms of the transaction without the consent of both parties. Notwithstanding the foregoing, that Sellers or Buyer may at any time make any announcement required by Legal Requirements so long as such party, promptly upon learning of such requirement, notices the other of such requirement and consults with the other in good faith with respect to the wording of such announcement.

SECTION 12.11     GOVERNING LAW.

         The validity, performance, and enforcement of this Agreement and all transaction documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law of such state.

SECTION 12.12      THIRD PARTIES; JOINT VENTURES.

         This Agreement constitutes an agreement solely among the Parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any right, remedies, obligation, or liabilities, legal or equitable, including any right of employment on any Person (including but not limited to any employee or former employee of Sellers) other than the parties hereto and their respective successors or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners. or participants in a joint venture.

SECTION 12.13     CONSTRUCTION.

         This Agreement has been negotiated by Buyer and Sellers and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

SECTION 12.14     FURTHER ACTS.

         Buyer and Sellers shall, without further consideration, execute and deliver such further instruments and documents and do such other acts and things as the other may reasonably request in order to confirm the transactions contemplated by this Agreement. Without limiting the foregoing, Sellers shall deliver to Buyer any and all checks, drafts or other forms of payment received in respect of any of the Accounts Receivable acquired by Buyer pursuant to the terms of this Agreement and any of the Accounts Receivable subsequent to the Closing Date derived from the operations of the Business.

         IN WITNESS WHEREOF, Buyer and Sellers have executed this Agreement as of the date first written above.

                                    BUYER:

                                              Charter Communications, Inc.


                                              By: /s/ Kent Kalkwarf
                                                 --------------------------
                                                 Title: SVP-CFO




                    [Signatures continued on following page]

                                    SELLERS:

                                    FCILP Sellers:

                                         Blackstone TWF Capital
                                           Partners, L.P.
                                         By:    Blackstone Management Associates
                                         Fanch L.L.C.,
                                         its general partner,




                                         By: /s/ Mark T. Gallogly
                                            -----------------------------
                                               Name:
                                               Title: Member


                                         Blackstone TWF Capital
                                           Partners A L.P.
                                         By:  Blackstone Management
                                         Associates Fanch L.L.C.,
                                         its general partner,



                                         By: /s/ Mark T. Gallogly
                                            -----------------------------
                                               Name:
                                               Title: Member


                                         Blackstone TWF Capital
                                           Partners B L.P.
                                         By:  Blackstone Management
                                         Associates Fanch L.L.C.,
                                         its general partner,



                                         By: /s/ Mark T. Gallogly
                                            -----------------------------
                                               Name:
                                               Title: Member

                                         Blackstone TWF Family
                                           Investment Partnership, L.P.
                                                  By:  Blackstone Management
                                                  Associates Fanch L.L.C.,
                                                           its general partner,


                                         By: /s/ Robert C. Fanch
                                             ---------------------------
                                               Name:
                                               Title: Member



                                         Fanch Management Partners, Inc.


                                         By: /s/ Robert C. Fanch
                                            ---------------------------
                                               Robert C. Fanch
                                               Chairman


                                         RCF Carry, LLC



                                         By: /s/ Robert C. Fanch
                                            ---------------------------
                                               Robert C. Fanch, Manager



                                         PBW Carried Interest, Inc.



                                         By: /s/ Jeffrey D. Elberson
                                            ---------------------------
                                               Jeffrey D. Elberson,
                                               Executive Vice President


                                         RCF Indiana Management Corp.



                                         By: /s/ Robert C. Fanch
                                            ---------------------------
                                               Robert C. Fanch
                                               Chairman

                                         SDG/Michigan Communications
                                         Joint Venture
                                         By its general partner,
                                         RCF Michigan Management, Inc.



                                         By: /s/ Robert C. Fanch
                                             --------------------------
                                                Robert C. Fanch
                                                Chairman


                                         The Robert C. Fanch Revocable Trust



                                         By: /s/ Robert C. Fanch
                                             --------------------------
                                                Robert C. Fanch, Trustee



                                          /s/ Robert C. Fanch
                                         -----------------------------
                                         Jack Pottle
                                                By Robert C. Fanch,
                                                attorney-in-fact





                                          /s/ Robert C. Fanch
                                         -----------------------------
                                         Thomas W. Binning
                                                By Robert C. Fanch,
                                                attorney-in-fact




                                          /s/ Robert C. Fanch
                                         -----------------------------
                                         A. Dean Wandry
                                                By Robert C. Fanch,
                                                attorney-in-fact

                                    Master:
                                         Fanch-JV2 Master Limited
                                           Partnership
                                         By its general partner,
                                         Fanch Management Partners, Inc.



                                         By: /s/  Robert C. Fanch
                                            ---------------------------
                                                  Robert C. Fanch
                                                           Manager


                                    Cooney:
                                         Cooney Cable Associates of
                                           Ohio, Limited Partnership
                                         By its general partner, RCF
                                         Ohio Investors II, Inc.



                                         By: /s/  Robert C. Fanch
                                            ---------------------------
                                                  Robert C. Fanch
                                                  Chairman


                                    Twain:
                                         Mark Twain Cablevision Limited
                                           Partnership
                                         By its general partner,
                                         FMTC Acquisition Corp.



                                         By: /s/  Robert C. Fanch
                                            ---------------------------
                                                  Robert C. Fanch
                                                  Chairman

                                    NTC:
                                         North Texas Cablevision,
                                         Ltd.
                                         By its general partner,
                                         NTC Communications General
                                         Partnership
                                         By its general partner,
                                         RCF Texas Management, Inc.



                                         By: /s/  Robert C. Fanch
                                            ---------------------------
                                                  Robert C. Fanch
                                                  Chairman


                                    FNCSI:
                                         Fanch-Narragansett CSI
                                         Limited Partnership
                                         By its general partner,
                                         Cable Systems, Inc.



                                         By: /s/  Robert C. Fanch
                                            ---------------------------
                                                  Title: Chairman


                                    Post:
                                         Post Cablevision of Texas,
                                         Limited Partnership
                                         By its general partner,
                                         North Texas Cablevision, Ltd.
                                         By its general partner,
                                         NTC Communications General Partnership
                                         By its general partner,
                                         RCF Texas Management, Inc.



                                         By: /s/  Robert C. Fanch
                                            ---------------------------
                                                  Robert C. Fanch
                                                  Chairman

                         Spring Green:
                                       Spring Green Communications,
                                         Limited Partnership
                                       By its general partner,
                                       RCF Wisconsin Management, Inc.



                                       By: /s/  Robert C. Fanch
                                          ---------------------------
                                                Robert C. Fanch
                                                Chairman


                                  FKGP:
                                       Fanch Cablevision of Kansas
                                         General Partnership
                                       By its general partners:
                                       RCF Kansas Management, Inc.



                                       By: /s/  Robert C. Fanch
                                          ---------------------------
                                                Robert C. Fanch
                                                Chairman



                                       Narragansett Capital Partners-A, L.P.
                                       By its general partner,
                                           Narragansett Capital Associates, l.p.


                                       By: /s/  Gregory P. Barber
                                          ---------------------------
                                                Gregory P. Barber
                                                General Partner


                                       Narragansett Capital Partners-B, L.P.
                                       By its general partner,
                                           Narragansett Capital Associates, l.p.


                                       By: /s/  Gregory P. Barber
                                          ---------------------------
                                                Gregory P. Barber
                                                General Partner

                                     Fanch-Narragansett CSI Limited Partnership
                                     By its general partner,
                                     Cable Systems, Inc.



                                     By:    /s/ Robert C. Fanch
                                            ------------------------
                                            Robert C. Fanch
                                            Chairman